                                                                       EXHIBIT 1

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                                NET2PHONE, INC.

                                      AND

                      THE APLIO SHAREHOLDERS NAMED HEREIN



                                 JUNE 16, 2000
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                               TABLE OF CONTENTS

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                                                                                                         Page
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SECTION 1. DEFINITIONS............................................................................         1
----------

SECTION 2. PURCHASE AND SALE OF STOCK.............................................................         5
----------
     2.1      Stock Purchase......................................................................         5
     2.2      Purchase Price for Acquired Stock...................................................         6
     2.3      Closing Transaction.................................................................         6
     2.4      Delivery of Purchase Price after the Closing........................................         7
     2.5      Closing Balance Sheet...............................................................        10
     2.6      Post-Closing Adjustment of Purchase Price...........................................        11

SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...................................        11
----------
     3.1      Organization, Qualification, and Corporate Power....................................        11
     3.2      Noncontravention....................................................................        12
     3.3      Capitalization of the Company.......................................................        12
     3.4      Subsidiaries........................................................................        12
     3.5      Financial Statements................................................................        13
     3.6      Litigation..........................................................................        13
     3.7      Absence of Undisclosed Liabilities..................................................        14
     3.8      Taxes...............................................................................        14
     3.9      Intellectual Property...............................................................        15
     3.10     Environmental, Health, and Safety Matters...........................................        16
     3.11     Employment Matters..................................................................        17
     3.12     Accounts Receivable.................................................................        18
     3.13     Tangible Property...................................................................        18
     3.14     Broker's Fees.......................................................................        18
     3.15     Contracts and Obligations...........................................................        18
     3.16     Absence of Improper Payments........................................................        19
     3.17     Insurance...........................................................................        19
     3.18     Employees...........................................................................        19
     3.19     Year 2000 Compliance................................................................        19
     3.20     Affiliated Transactions.............................................................        20
     3.21     Compliance with Laws................................................................        20
     3.22     No Material Adverse Change..........................................................        20
     3.23     Absence of Certain Developments.....................................................        20
     3.24     Business Plan and Forecasts.........................................................        22

SECTION 4. REPRESENTATIONS AND WARRANTIES CONCERNING THE APLIO SHAREHOLDERS.......................        22
----------
     4.1      Organization and Power..............................................................        22
     4.2      Authorization of Stock Purchase.....................................................        22
     4.3      Noncontravention....................................................................        22
     4.4      The Acquired Stock..................................................................        22
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                                      -i-
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     4.5      Securities Law Issues......................................................................     23
     4.6      Broker's Fee...............................................................................     23

SECTION 5.  REPRESENTATIONS AND WARRANTIES CONCERNING ALLIA AND THE ALLIA SHAREHOLDERS...................     23
----------
     5.1      Organization and Power With Respect to the Allia Shareholder...............................     24
     5.2      Organization, Qualification, Power, and Liabilities Concerning Allia.......................     24
     5.3      Capitalization of Allia....................................................................     24
     5.4      Authorization of Stock Purchase............................................................     24
     5.5      Noncontravention...........................................................................     25
     5.6      The Acquired Stock.........................................................................     25
     5.7      Securities Law Issues......................................................................     25
     5.8      Broker's Fee...............................................................................     26

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF NET2PHONE..................................................     26
----------
     6.1      Organization, Qualification, and Corporate Power...........................................     26
     6.2      Authorization of Stock Purchase............................................................     26
     6.3      SEC Filings................................................................................     26

SECTION 7.  COVENANTS....................................................................................     26
----------
     7.1      General....................................................................................     26
     7.2      The Company's Interim Operation of Business................................................     27
     7.3      Access.....................................................................................     29
     7.4      Notice of Developments.....................................................................     30
     7.5      Acquisition Proposals......................................................................     30
     7.6      Press Releases and Public Announcements....................................................     30
     7.7      Covenants of each Aplio Shareholder........................................................     30
     7.8      Treatment as Payment of Purchase Price.....................................................     31
     7.9      Stock Options..............................................................................     31
     7.10     Further Assurances.........................................................................     33

SECTION 8.  CONDITIONS TO CLOSING........................................................................     33
----------
     8.1      Joint Conditions to Obligations of Net2Phone and the Aplio Shareholders....................     33
     8.2      Conditions to Obligations of Net2Phone.....................................................     33
     8.3      Conditions to Obligations of the Aplio Shareholders........................................     35

SECTION 9.  INDEMNIFICATION..............................................................................     35
----------
     9.1      Agreements to Indemnify....................................................................     35
     9.2      Limitations on Indemnification.............................................................     36
     9.3      Method of Asserting and Resolving Claims...................................................     37

SECTION 10. TERMINATION AND ITS CONSEQUENCES.............................................................     38
-----------
     10.1     Termination of Agreement...................................................................     38
     10.2     Effect of Termination......................................................................     39

SECTION 11. PUT AND CALL RIGHTS..........................................................................     39
-----------
     11.1     Put Notice.................................................................................     39
     11.2     Put Closing................................................................................     39
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                                     -ii-
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     11.3     Call Notice.........................................................................   40
     11.4     Call Closing........................................................................   40
     11.5     Transfers in a Public Sale..........................................................   40
     11.6     Definitions.........................................................................   40

SECTION 12. MISCELLANEOUS.........................................................................   43
-----------
     12.1     Aplio Shareholder Representatives...................................................   43
     12.2     Representations and Survival........................................................   44
     12.3     Liquidated Damages..................................................................   44
     12.4     No Third Party Beneficiaries........................................................   44
     12.5     Entire Agreement....................................................................   44
     12.6     Succession and Assignment...........................................................   45
     12.7     Counterparts and Delivery...........................................................   45
     12.8     Notices.............................................................................   45
     12.9     Governing Law.......................................................................   46
     12.10    Amendments and Waivers..............................................................   46
     12.11    Construction........................................................................   46
     12.12    Schedules...........................................................................   46
     12.13    Time is of Essence; Computation of Time.............................................   47
     12.14    Specific Performance................................................................   47
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                                     -iii-

                                   SCHEDULES

The Company Schedules

2.1          Ownership of Aplio Shareholders
2.2          Purchase Price Allocation
3.1          Organization, Qualification and Corporate Power
3.2          Noncontravention
3.3          Capitalization of the Company
3.4          Subsidiaries
3.5          Financial Statements
3.6          Litigation
3.8          Absence of Undisclosed Liabilities
3.8(a)       Tax Returns of the Company Subject to IRS Audit
3.8(b)       Tax Indemnification, Tax Allocation and Tax Sharing Agreements
3.9(c)       Patents, Copyrights and Licenses
3.9(d)       Intellectual Property Agreements
3.10(a)      Non-Compliance with Environmental, Health and Safety Matters
3.10(b)      Environmental Investigations, Studies, Reviews, Audits, Tests and
             Other Analyses
3.11         Employee Benefit Plans
3.13         Tangible Property
3.15         Contracts
3.17         Insurance
3.18         Employees
3.20         Affiliated Transactions
3.23         Absence of Certain Developments
3.24         Business Plan and Forecasts
5.3          Capitalization of Allia
7.9          Stock Options


                                   EXHIBITS

EXHIBIT A    Statement of Accounting Principles
EXHIBIT B    Form of Promissory Note
EXHIBIT C    Form of Non-Competition and Non-Disclosure Agreement
EXHIBIT D    Form of Escrow Agreement
EXHIBIT E    Form of Opinion of Company's Counsel
EXHIBIT F    Form of Registration Rights Agreement
EXHIBIT G    Form of Letter Agreement

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 16, 2000, by and among Net2Phone, Inc., a Delaware corporation ("Net2Phone"), the Aplio Management Shareholders listed on the signature pages hereto (the "Aplio Management Shareholders"), the Aplio Financial Shareholders listed on the signature pages hereto (the "Aplio Financial Shareholders"), and the Allia Shareholders listed on the signature pages hereto (the "Allia Shareholders," and together with the Aplio Management Shareholders and the Aplio Financial Shareholders, the "Aplio Shareholders"). Net2Phone and the Aplio Shareholders are collectively referred to herein as the "Parties."

          WHEREAS, the Aplio Shareholders directly or indirectly own all of the issued and outstanding shares of capital stock of Aplio, S.A., a societe anonyme organized under the laws of France (the "Company"); and

          WHEREAS, the Parties desire to enter into this Agreement to provide for the purchase by Net2Phone of (i) all of the issued and outstanding shares of capital stock of the Company owned by the Aplio Shareholders other than Allia B.V., a company organized under the laws of the Netherlands ("Allia"), and (ii) all of the issued and outstanding shares of capital stock of Allia from the Allia Shareholders.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                  SECTION 1.
                                  ----------
                                  DEFINITIONS

          In this Agreement:

          "Acquisition Proposal" means, with respect to any Person, any proposal regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving that Person or any Subsidiary of that Person; (ii) any sale, lease, exchange, transfer or other disposition of the assets of that Person or any of its Subsidiaries; and (iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any other Person involving the outstanding shares of any class of capital stock of that Person.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks located in New York, New York or Paris, France are not required or permitted by law to be closed.

          "Cause" with respect to any Aplio Management Shareholder, exists when such Aplio Management Shareholder has: (i) been convicted (or admitted his guilt or entered a plea of no contest) of any crime which under the laws of the State of New York would constitute a felony, (ii) has engaged in any act which constitutes Competition (as such term is defined in the Non-Disclosure and Non-Competition Agreement of such Aplio Management Shareholder); or (iii) willfully and knowingly committed any act (or omitted to take any act) which constitutes a material breach of such person's fiduciary duty to Net2Phone or any of its Subsidiaries; provided that if such breach or failure is susceptible to cure, the breach or failure has not been cured or remedied and continues after fifteen
(15) business days from the date on which written notice of such breach or failure was provided to such person by Net2Phone.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Computer Systems" means computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized and/or software system(s), including but not limited to microprocessors that control telecommunication systems, elevators, diagnostic equipment, HVAC systems, automated assembly lines or other operating systems of the Company or any of its Subsidiaries.

          "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, benefit plan or practice or other agreement, arrangement, obligation, instrument or commitment of any nature, whether written or oral.

          "Environmental, Health, and Safety Requirements" means all applicable federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, each as amended and as in effect now or at any time prior to the Closing, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous substances, materials or wastes or noise.

          "Escrow Account" has the meaning set forth in the Escrow Agreement.

          "Escrow Agent" has the meaning set forth in the Escrow Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "French GAAP" means, at any time, the generally accepted accounting principles used by professional auditors in France (experts comptables) or such other principles or practices as may be required by the applicable laws or regulations of France.

          "Governmental Entity" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law.

          "Hazardous Material" means any pollutant, contaminant, hazardous material, hazardous waste, toxic substance for which an obligation, liability or standard of conduct could be imposed under any Environmental Law.

          "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which the Company is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any agreement by which the Company assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by the Company (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which the Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations the Company assures a creditor against loss, (vii) any indebtedness secured by a Lien on the Company's assets and (viii) any unsatisfied obligation to pay any retirement, medical or other welfare benefit to or on behalf of any current or former employee of the Company, the payment or performance of which is the Company's obligation.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, whether registered or unregistered, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) Internet domain names, and registrations and applications for registration thereof, (d) all copyrightable works, all copyrights, whether registered or unregistered, and all applications, registrations, and renewals in connection therewith, (e) all mask works and all applications, registrations, and renewals in connection therewith, (f) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (g) all computer software (including source code and object code, data and related documentation), (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

          "IRS" means the Internal Revenue Service (or any successor governmental agency).

          "Knowledge" has the meaning set forth in Section 12.11.

          "Market Value" of each share of Net2Phone Common Stock means, as of any date, the average of the closing prices of sales of Net2Phone Common Stock on all U.S. securities exchanges on which Net2Phone Common Stock may be listed during the twenty (20) trading days immediately prior to such date, or, if there have been no sales on any such exchange on any day during such period, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day shares of Net2Phone Common Stock are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time during the twenty (20) trading days immediately prior to such date, or, if on any day shares of Net2Phone Common Stock are not quoted in the NASDAQ System, the average of the daily highest bid and lowest asked prices in the U.S. over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over the twenty (20) trading days immediately prior to such date.

          "Material Adverse Effect" means, with respect to any Person, any change in or effect on the business of that Person or any of its Subsidiaries that, in the aggregate, is or reasonably could be expected to be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities, regulatory status, value or prospects of that Person and its Subsidiaries taken as a whole.

          "NASDAQ System" means the Nasdaq Stock Market System.

          "Net2Phone Common Stock" means the common stock, no par value per share, of Net2Phone.

          "Ordinary Course" means with respect to any Person, in the ordinary course of that Person's business consistent with past custom and practice, including as to the quantity, quality and frequency.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

          "SEC" means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, equity or other encumbrance, other than (a) mechanics and similar statutory liens arising or incurred in the ordinary course of business, (b) zoning, entitlement, building and other land use regulations imposed by governments or agencies which are not violated by any current or presently proposed use or operation, (c) covenants, conditions, restrictions, easements and other similar matters of record affecting title to any real property which do not materially impair the current occupancy, use or value of that property and which have been disclosed in the schedules to this Agreement,
(d) statutory liens for taxes or other
governmental charges not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, and (e) purchase money liens and liens securing rental payments under capital lease arrangements.

          "Subsidiary" means any corporation, partnership, limited liability company or other organization, whether or not incorporated, with respect to which a specified Person owns (directly or indirectly through one or more Subsidiaries thereof) at least twenty-five percent (25%) of the voting securities or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tangible Net Worth" as of any date, means the excess, if any, of the Company's consolidated tangible assets over its consolidated liabilities as determined in accordance with French GAAP consistently applied and in accordance with the Statement of Accounting Principles attached as Exhibit A hereto.

          "Target Tangible Net Worth" means 18,750,000 FFR.

          "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation under Section 59A of the Code), customs, duties, real property, personal property, capital stock, intangibles, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

          "Tax Affiliate" means a Subsidiary of the Company, any Person of which the Company is a Subsidiary, and any affiliated, combined, or unitary group of which the Company or any Subsidiary is or was a member.

          "Tax Return" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment or other modification thereof).

                                  SECTION 2.
                                  ----------
                          PURCHASE AND SALE OF STOCK


2.1  Stock Purchase. On and subject to the terms and conditions set forth in
     --------------
this Agreement, on the Closing Date (as hereinafter defined) Net2Phone shall (i) purchase from the Aplio Shareholders (other than Allia), and each Aplio Shareholder (other than Allia) shall sell and transfer to Net2Phone, all of the shares of the capital stock of the Company (the "Aplio Stock") owned by such Aplio Shareholder as such ownership is set forth on Schedule 2.1, and (ii) purchase from the Allia Shareholders, and each Allia Shareholder shall sell and transfer to Net2Phone, all of the shares of capital stock of Allia (the "Allia Stock," and together with the

Aplio Stock, the "Acquired Stock") owned by such Allia Shareholder as such ownership is set forth on Schedule 2.1. All such shares of Aplio Stock and Allia Stock shall be transferred to Net2Phone free and clear of any restrictions on transfer or any claims, taxes, liens, pledges, options, warrants, rights, contracts, calls, commitments, equities, proxies or demands ("Encumbrances").

2.2  Purchase Price for Acquired Stock. The aggregate purchase price to be paid
     ---------------------------------
by Net2Phone to the Aplio Shareholders for the Acquired Stock (the "Purchase Price") shall be (x) $45.0 million, minus (y) the aggregate amount of Indebtedness of the Company as of the Closing (other than 1,436,000 FFR advanced under the Company's Anvar Facility on June 16, 2000), and minus (z) the Adjustment Amount as finally determined under Section 2.6 plus. The Purchase Price shall be allocated among the Aplio Shareholders as set forth on Schedule 2.2.

2.3  Closing Transaction.
     -------------------

     (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Serra Michaud & Associes, 2 Rue de la Baume, 75008, Paris, France, commencing at 10:00 a.m. local time on June 27, 2000, or at such other place or on such other date as may be mutually agreeable to Net2Phone and the Aplio Shareholder Representatives (as hereinafter defined). The date and time of the Closing are herein referred to as the "Closing Date."

     (b) Closing Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following "Closing Transactions" on the Closing Date:

          (i) Each Aplio Shareholder (other than Allia) shall deliver to Net2Phone share transfer orders (ordres de mouvement) representing all of the shares of Aplio Stock owned by such Aplio Shareholder in a form sufficient to transfer shares of Aplio Stock to Net2Phone free and clear of all Encumbrances;

          (ii) The Allia Shareholders and Net2Phone shall execute, before a Notary in The Netherlands, a share sale, purchase and transfer deed sufficient for the transfer of all of the Allia Stock to Net2Phone, free and clear of all Encumbrances.

          (iii) Net2Phone shall deliver to each Aplio Shareholder his/its share of the Purchase Price to be paid at the Closing (the "Closing Date Portion of the Purchase Price") by (A) delivery of shares of Net2Phone Common Stock registered in the recipient's or its designee's name, (B) delivery of a Promissory Note in the form of Exhibit B hereto and/or (C) wire transfer of immediately available funds to an account designated by the recipient, in each case to the Persons and in the amounts as set forth on Schedule 2.2;

          (iv) Net2Phone shall pay all Indebtedness of the Company to the Persons and in the amounts as set forth on Schedule 2.2.

          (v) Net2Phone shall deliver to the Escrow Agent for deposit into the Escrow Account a number of shares of Net2Phone Common Stock registered in the names of the Aplio Management Shareholders who are beneficiaries thereof and in the amounts as set forth on Schedule 2.2 (one half of the shares of Net2Phone Common Stock deposited into the Escrow Account shall be held as security for the First Anniversary Management Payment and one half of the shares of Net2Phone Common Stock deposited into the Escrow Account shall be held as security for the Second Anniversary Management Payment);

          (vi) Each Aplio Shareholder shall deliver to Net2Phone duly executed short-form share transfer agreements or declarations for the purpose of registration with the French tax authorities and payment of the corresponding transfer tax;

          (vii) The Aplio Shareholders and Net2Phone, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Section 8;

          (viii) Messrs. Tebeka, Constantini and Uzan shall deliver to Net2Phone non-competition and non-disclosure agreements in the form of Exhibit C hereto (the "Non-Competition and Non-Disclosure Agreements");

          (ix) Each Aplio Shareholder shall deliver to Net2Phone all corporate books and records of the Company or Allia in such Aplio Shareholder's possession.

2.4  Delivery of Purchase Price after the Closing. The portion of the Purchase
     --------------------------------------------
Price to be paid to the Aplio Shareholders after the Closing shall be paid as follows:

     (a) up to $500,000 (the "Adjustment Holdback Amount") shall be paid by Net2Phone to the Aplio Shareholders as allocated on Schedule 2.2 to the extent owing under Section 2.6 promptly upon final determination of the Adjustment Amount to be paid thereunder;

     (b) up to $2,778,230 together with interest thereon accruing at the rate of 6.53% per annum (the "First Anniversary Management Payment") will be paid as provided in Section 2.4(g) to certain Aplio Management Shareholders as allocated on Schedule 2.2 on the first anniversary of the Closing Date; provided that (subject to clause (e) below) such payment will be made to any particular Aplio Management Shareholder entitled to receive such payment if and only if such Aplio Management Shareholder has been continuously employed by Net2Phone or its Subsidiaries from the date of the Closing through and including the first anniversary of the Closing;

     (c) Up to $2,778,230 together with interest thereon accruing at the rate of 6.53% per annum (the "Second Anniversary Management Payment") will be paid as provided in Section 2.4(g) to certain Aplio Management Shareholders as allocated on Schedule 2.2 on the second anniversary of the Closing Date; provided that (subject to clause (e) below) such payment will be made to any particular Aplio Management Shareholder entitled to receive such payment if and only if such Aplio Management Shareholder has been continuously employed by Net2Phone or its Subsidiaries from the date of the Closing through and including the second anniversary of the Closing;

     (d) up to $4.3 million together with interest thereon accruing at the rate of 6.53% per annum (the "Indemnity Holdback Amount"), as such amount is reduced by indemnification payments to be made by the Aplio Shareholders pursuant to Section 9, shall be paid by Net2Phone to the Aplio Shareholders as allocated on Schedule 2.2 on the date which is eighteen months after the date of the Closing;

     (e) any payment to be made by Net2Phone under Sections 2.4(a) and 2.4(d) shall be made at the option of Net2Phone either by (i) wire transfer of immediately available funds to an account designated by the recipient or (ii) by delivery of a number of shares of Net2Phone Common Stock having an aggregate Market Value at the time of payment equal to the payment to be made by Net2Phone;

     (f)  notwithstanding the provisions of Sections 2.4(b) and (c),

          (i) if Net2Phone or its subsidiaries at any time terminates without Cause the employment of any Aplio Management Shareholder prior to the second anniversary of Closing, Net2Phone shall as of the date of such termination pay to such person the full amount of any unpaid First Anniversary Management Payment and Second Anniversary Management Payment to which such Aplio Management Shareholder would otherwise be entitled;

          (ii) if the employment of any of Messrs. Tebeka, Constantini or Uzan with Net2Phone or its Subsidiaries is terminated due to such person's complete and permanent physical disability at any time prior to the second anniversary of Closing, Net2Phone shall pay the full amount of any unpaid First Anniversary Management Payment or Second Anniversary Management Payment payable to such person at the times and in the manner provided in Sections 2.4(b), 2.4(c) and 2.4(g);

          (iii) if, at any time prior to the second anniversary of Closing, Net2Phone fails to make any payment of salary (payable on not less than a monthly basis at the rate of $150,000 per year) to any of Messrs. Tebeka, Constantini or Uzan within 30 days after delivery of written notice by such person to Net2Phone of Net2Phone's failure to pay salary when due, the full amount of any unpaid First Anniversary Management Payment or Second Anniversary Management Payment shall immediately be due and payable to such person by Net2Phone in the manner provided in Section 2.4(g); and

          (iv) upon the death of any of Messrs. Tebeka, Constantini or Uzan at any time prior to the second anniversary of Closing, Net2Phone shall have no obligation to pay any unpaid First Anniversary Management Payment or Second Anniversary Management Payment to such person (and all shares of Net2Phone Common Stock deposited in the Escrow Account with respect to such payment shall be released from the Escrow Account to Net2Phone); provided that Net2Phone shall purchase, pay for and maintain for the benefit of each such person at all times prior to the second anniversary of Closing a term life policy for the benefit of any person(s) designated by any of Messrs. Tebeka, Constantini or Uzan (as the case may be) in an aggregate amount equal to the amount of any unpaid First Anniversary Management Payment or Second Anniversary Management Payment; provided further that if Net2Phone fails to maintain any such term life insurance policy for any reason (other than the refusal of Messrs. Tebeka, Constantini or Uzan (as the case may be) to submit to any required medical examinations or to provide any reasonably requested information), Net2Phone shall pay any unpaid First

     Anniversary Management Payment or Second Anniversary Management Payment at the time and in the manner provided in Sections 2.4(b), 2.4(c) and 2.4(g).

     (g) any payment to be made by Net2Phone under Sections 2.4(b) and 2.4(c) shall be made as follows:

          (i) if the value of shares of Net2Phone Common Stock held in the Escrow Account with respect to the First Anniversary Management Payment or the Second Anniversary Payment (as the case may be) is less than the amount required to be paid in connection therewith as provided in Section 2.4(b) or Section 2.4(c) (as the case may be), such payment shall be made at the option of Net2Phone either by (x) wire transfer of immediately available funds in an amount equal to the required payment amount by wire transfer of immediately available funds to an account designated by the recipient (in which case all shares in the Escrow Account with respect to such payment shall be released to Net2Phone) or (y) delivery of all shares of Net2Phone Common Stock held in the Escrow Account with respect to such payment and by wire transfer of immediately available funds to an account designated by the recipient in an amount equal to the difference between the amount of the required payment minus the Market Value as of the date of payment of shares of Net2Phone Common Stock to be delivered pursuant to this clause
     (y); and

          (ii) if the value of shares of Net2Phone Common Stock held in the Escrow Account with respect to the First Anniversary Management Payment or the Second Anniversary Payment (as the case may be) is greater than the amount required to be paid in connection therewith as provided in Section 2.4(b) or Section 2.4(c) (as the case may be), such payment shall be made at the option of Net2Phone either by (x) wire transfer of immediately available funds in an amount equal to the required payment by wire transfer of immediately available funds to an account designated by the recipient (in which case all shares in the Escrow Account with respect to such payment shall be released to Net2Phone) or (y) delivery of shares of Net2Phone Common Stock held in the Escrow Account with respect to such payment having an aggregate Market Value as of the date of payment equal to the amount of the required payment (in which case all shares in the Escrow Account with respect to such payment in excess of the number of shares delivered pursuant to this clause (y) shall be released to Net2Phone); and

     (h) in addition to the portion of the Purchase Price to be paid after the Closing, as provided in clauses (a) through (g) above, on the third anniversary of the Closing Net2Phone shall pay to each of Messrs. Tebeka, Constantini and Uzan $833,333 (the "Third Anniversary Payment") by wire transfer of immediately available funds to an account designated by the recipient, if and only if such person has been employed by Net2Phone or its Subsidiaries at all times from the date of Closing through and including the third anniversary of the Closing; provided that if Net2Phone terminates the employment of any such person without Cause, Net2Phone shall as of the date of such termination pay the Third Anniversary Payment to such person.

2.5  Closing Balance Sheet.
     ---------------------

     (a) As promptly as practicable, but no later than 60 days after the Closing Date, Net2Phone will cause to be prepared and delivered to the Aplio Shareholders the consolidated balance sheet of the Company dated as of Closing Date (the "Closing Balance Sheet"), together with a certificate (the "Company Net Worth Certificate") of an executive officer of Net2Phone based on such Closing Balance Sheet setting forth Net2Phone's good faith calculation of Tangible Net Worth of the Company as of the Closing Date ("Closing Tangible Net Worth"). The Closing Balance Sheet shall (i) fairly present the financial position of the Company on a consolidated basis at the close of business on the Closing Date, and (ii) be prepared in accordance with French GAAP as applied by the Company in its December 31, 1999 audited financial statements and as otherwise provided in the Statement of Accounting Principles attached hereto.

     (b) If the Aplio Shareholders disagree with the calculation of Closing Tangible Net Worth as set forth in the Company Net Worth Certificate, the Aplio Shareholders may, within 20 days after receipt of the documents referred to in clause (a) above, deliver to Net2Phone a certificate signed by the Aplio Shareholder Representatives indicating their disagreement with Net2Phone's calculation of Closing Tangible Net Worth and setting forth the Aplio Shareholders' calculation of such amount (the "Shareholders Disagreement Certificate"). Any such Shareholders Disagreement Certificate shall specify those items, amounts or calculations as to which the Aplio Shareholders disagree, and the Aplio Shareholders shall be deemed to have agreed with all other items, amounts or calculations contained in the Closing Balance Sheet and the calculation of Closing Tangible Net Worth as set forth in the Company Net Worth Certificate.

     (c) If a Shareholder's Disagreement Certificate shall be delivered pursuant to clause (b) above, Net2Phone and the Aplio Shareholders shall, during the 30 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the amount of Closing Tangible Net Worth, which amount shall not be less than the amount thereof shown in Net2Phone's calculations as set forth in the Company Tangible Net Worth Certificate nor more than the amount thereof shown in the Aplio Shareholders' calculation as set forth in the Shareholders Disagreement Certificate. If, after such period, Net2Phone and the Aplio Shareholders are unable to reach agreement, they shall promptly thereafter cause a big-five accounting firm jointly selected by the Aplio Representatives and Net2Phone (the "Auditor") to review this Agreement, the certificates delivered pursuant to this Section 2.5, and the disputed items, amounts or calculations for the purpose of calculating Closing Tangible Net Worth. In making such calculation, the Auditor shall consider only those items, amounts or calculations as to which Net2Phone and the Aplio Shareholders have disagreed. The Auditor shall deliver to Net2Phone and the Aplio Shareholders, as promptly as practicable, its report setting forth such calculation. Such report shall be final and binding upon Net2Phone and the Aplio Shareholders. The cost of such review and report shall be borne by the Party whose calculation of Closing Tangible Net Worth as set forth in the certificates delivered pursuant to Sections 2.5(a) and (b) is furthest from the Auditor's calculation of Closing Tangible Net Worth.

     (d) Net2Phone and the Aplio Shareholders agree that they will, and agree to cause their respective independent accountants and the Company to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Tangible Net Worth and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary any books, records, work papers and personnel.

2.6  Post-Closing Adjustment of Purchase Price.
     -----------------------------------------

     (a) For purposes of this Agreement, "Final Tangible Net Worth" shall mean Closing Tangible Net Worth as finally determined pursuant to Section 2.5, and "Adjustment Amount" shall mean the excess, if any, of Target Tangible Net Worth over Final Tangible Net Worth.

     (b) After determination of the Adjustment Amount, the Adjustment Holdback Amount shall be paid as follows:

          (i) if the Adjustment Amount is greater than zero but less than the Adjustment Holdback Amount, the Adjustment Amount shall be paid to Net2Phone from the Adjustment Holdback Amount and the remaining balance of the Adjustment Holdback Amount shall be paid to the Aplio Shareholders as allocated in Schedule 2.2;

          (ii) if the Adjustment Amount is greater than the Adjustment Holdback Amount, (x) the entire amount of the Adjustment Holdback Amount shall be paid to Net2Phone and (y) and the excess of the Adjustment Amount over the Adjustment Holdback Amount shall be paid by delivery to Net2Phone of shares of Net2Phone Common Stock having an aggregate Market Value at the date of delivery equal to such excess; and

          (iii) If the Adjustment Amount is zero, the entire amount of the Adjustment Holdback Amount shall be paid to the Aplio Shareholders as allocated in Schedule 2.2.

                                  SECTION 3.
                                  ----------
             REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

          The Company hereby represents and warrants to Net2Phone that the statements contained in this Section 3 are correct and complete as of the date of this Agreement. The representations and warranties which follow are deemed to be repeated on the Closing Date.

3.1  Organization, Qualification, and Corporate Power. The Company and each of
     ------------------------------------------------
its Subsidiaries is a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where the absence of such qualification could have a Material Adverse Effect on the Company or such Subsidiary. Schedule 3.1 lists each of the jurisdictions in which the Company or any Subsidiary possesses any foreign qualification or license and lists such license held in such jurisdiction. The Company and each of its Subsidiaries has all the power and authority necessary to carry on the businesses in which it is engaged and to own, lease and use the respective properties owned, leased and/or used by it. Attached to Schedule 3.1 is a true and complete copy of the certificate of incorporation and by-laws or equivalent organizational documents for the Company and each of its Subsidiaries as in effect on the date hereof.

3.2  Noncontravention.  Neither the execution and delivery of this Agreement nor
     ----------------
the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity or court to which the Company or any Subsidiary or any of their respective properties or assets is subject or any provision of the organizational documents of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, create any Security Interest or Encumbrance or require any notice, under any Contract to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, except for any such matters identified on Schedule 3.2. Except as set forth on Schedule 3.2, neither the Company or its Subsidiaries nor any Aplio Shareholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other Person in order to consummate the transactions contemplated hereby.

3.3  Capitalization of the Company. The authorized capital stock of the Company
     -----------------------------
consists of 21,696,966 shares of common stock, FF1 par value per share (the "Company Common Stock"), all of which are issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully-paid and non-assessable. As of the Closing, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (b) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable securities laws. Except as set forth on Schedule 3.3, the Company does not have (a) any shares of capital stock issued or reserved for issuance, or (b) any Contract of any character to which the Company or any Affiliate of the Company is a party or subject relating to its capital stock or otherwise representing a right to receive any of its capital stock, nor are there any pending or threatened claims or demands for, a direct or indirect equity interest in the Company, including, without limitation, any option, warrant, right or call or any stock appreciation, phantom stock, profit participation or similar rights. Except for agreements which are to be terminated at the Closing and which are set forth on Schedule 3.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company.

3.4  Subsidiaries. Schedule 3.4 sets forth for each Subsidiary of the Company
     ------------
(i) its name and jurisdiction of organization, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act or any national or state securities laws), Taxes, Security Interests and Encumbrances. Except as set forth on Schedule 3.4, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to purchase or redeem or to issue, sell, or otherwise cause to become outstanding any capital stock of the Company or any Subsidiary. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. Except as set forth on Schedule 3.4, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association or entity which is not a Subsidiary of the Company.

3.5  Financial Statements. Schedule 3.5 includes the following: (a) the
     --------------------
Company's audited consolidated balance sheet for the fiscal year ended December 31, 1999 (the "Latest Balance Sheet") and statements of income, cash-flow and shareholders' equity for the twelve-month period ended December 31, 1999; (b) the Company's audited consolidated balance sheet and statements of income, cash-flow and shareholders' equity as of and for the twelve-month periods ended December 31, 1997 and December 31, 1998; and (c) the Company's unaudited consolidated balance sheet and statements of income, cash flow and shareholder's equity as of and for the four-month period ended March 31, 2000 (all such items mentioned previously in this Section 3.5, are referred to herein as the "Financial Statements"). The Financial Statements (i) are correct and complete in all material respects, (ii) are consistent with the books and records of the Company (which books and records are correct and complete, and are maintained in accordance with applicable regulations), and (iii) have been prepared in conformity with French GAAP applied on a consistent basis and present fairly the financial position of the Company at and as of the dates indicated and the results of its operations for the periods specified, subject to the absence of footnotes for unaudited Financial Statements and to normal year-end adjustments for recurring accruals (which are not material, either individually or in the aggregate) in the case of interim financial statements.

3.6  Litigation. Except as set forth in Schedule 3.6, there are (and have been)
     ----------
no judgments or decrees existing against the Company or any of its Subsidiaries and no existing, pending (or to the Knowledge of the Company threatened) lawsuits, actions, proceedings, claims, complaints, injunctions, orders or investigations by or before any court or Governmental Entity, (i) against or by the Company or any of its Subsidiaries or (ii) which seeks to enjoin any aspect of the transactions contemplated hereby. To the Knowledge of the Company, there are no existing facts or circumstances which give the Company or any of its Subsidiaries any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened by or against the Company or any of its Subsidiaries.

3.7  Absence of Undisclosed Liabilities. The Company does not have any liability
     ----------------------------------
(whether known or unknown) except for (a) liabilities shown on the Latest Balance Sheet, (b) liabilities which have arisen since the date of the Latest Balance Sheet (including losses, in an aggregate amount not to exceed $900,000, from continuing operations of the Company as reflected on the Company's unaudited statement of income for the three-month period ended March 31, 2000) in the Ordinary Course (none of which is the result of any breach of contract, tort, breach of warranty or infringement by the Company or any Subsidiary), (c) contractual liabilities incurred in the Ordinary Course (other than claims for breach of any contract) under any Contract required to be set forth in Schedule
3.16 which are not required by French GAAP to be reflected on the Latest Balance Sheet, and (d) liabilities in the amounts set forth in Schedule 3.7.

3.8  Taxes.
     -----

     (a) Except as set forth on Schedule 3.8, the Company and each of its Subsidiaries have duly and timely filed all Tax Returns and related information (including, without limitation, information returns) required to be filed by it on or before the date hereof. All such Tax Returns have been prepared and filed in compliance with all applicable laws and regulations and are true, correct and complete in all material respects. All Taxes owed by the Company and each of its Subsidiaries, whether or not shown on any Tax Return, have been timely paid or are subject to adequate reserves. The Company has made available to Net2Phone correct and complete copies of its French income Tax Returns for the 1997, 1998 and 1999 taxable years and the corresponding balance sheets of the Company as of the end of each such year. The Company and each of its Subsidiaries have retained copies of all written information or statements (including but not limited to Tax Returns) made to the tax authorities or, as the case may be, to any competent authority. All monies required to be collected or withheld by the Company or any of its Subsidiaries for Taxes (including but not limited to income taxes, social security and other contributions with respect to payroll), have been collected and withheld, and either paid to the appropriate agency or authority, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Company or any of its Subsidiaries, and the Company and any of its Subsidiaries are not and will not become liable for Taxes for failure to comply with any of the foregoing.

     (b)  Except as set forth on Schedule 3.8(b):

          (i) neither the Company nor any of its Subsidiaries is or has been the subject of a Tax audit or examination, in which any Tax has or may be assessed or collected by any taxing authority;

          (ii) neither the Company nor any of its Subsidiaries has received from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such written notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted in writing relating to such Taxes against the Company or any such Subsidiary;

          (iii) the Company has no Liability for the Taxes of any Person (other than the Company) as a transferee or successor, by contract, or otherwise;

          (iv) the Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

          (v) there are no liens for Taxes on any assets of the Company or any of its Tax Affiliates except liens for Taxes not yet due. No deficiency for any Tax has been proposed, asserted or assessed against the Company or any of its Tax Affiliates which has not been resolved and paid in full or adequately reserved for in its Financial Statements, and there are no outstanding waivers or consents given by the Company or any of its Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or the period for filing any Tax Returns; and

          (vi) neither the Company nor any of its Tax Affiliates is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any Person or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; and

     (c) The Company has established and until the Closing will maintain on its books and records reserves adequate to pay all Taxes accrued but not yet due and payable in accordance with French GAAP, and such reserves are reflected on the Financial Statements to the extent required.

3.9  Intellectual Property.
     ---------------------

     (a) The Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use, pursuant to a valid license, all Intellectual Property used in or necessary for the operation of its business as currently conducted and as presently proposed to be conducted (collectively, the "Company Intellectual Property"). To the Knowledge of the Company, no other person or entity (other than licensors of software that is generally commercially available, licensees of the Company Intellectual Property under the agreements disclosed pursuant to paragraph (c) below, licensors of Company Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company Intellectual Property in the Ordinary Course of the Company's business) has any rights to any of the Company Intellectual Property and to the Knowledge of the Company no other person or entity has or is infringing, violating or misappropriating any of the Company Intellectual Property. The transactions contemplated by this Agreement do not and shall not adversely affect the Company's right, title and interest in and to the Company Intellectual Property necessary for the operation of its business as currently conducted and as presently proposed to be conducted.

     (b) The Company has not received any complaint, claim or notice alleging any infringement, violation or misappropriation of any Company Intellectual Property of any other person or entity. The Company has not received any written offer to license any Company Intellectual Property of any other person or entity.

     (c) Schedule 3.9(c) identifies each (i) patent that has been issued or assigned to the Company, (ii) pending patent application that the Company has made, (iii) any copyright or trademark registration or application owned by the Company, (iv) internet domain names owned or used by the Company, (v) unregistered trade names and corporate names owned or used by the Company, (vi) unregistered trademarks, service marks, copyrights and computer software owned or used by the Company, and (vii) license or other agreements pursuant to which the Company has granted any exclusive rights or rights to receive source code to any third party with respect to any Company Intellectual Property.

      (d) Schedule 3.9(d) identifies each agreement with a third party pursuant to which the Company or its Subsidiaries obtains rights to Intellectual Property incorporated in any of the Company's products or otherwise material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available, and except as set forth on Schedule 3.9, the Company is not obligated to pay any future royalties or other compensation after the date hereof to any third party in respect of its ownership, use or license of any of its Intellectual Property.

      (e) Except as set forth on Schedule 3.9, all of the Company Intellectual Property has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company.

      (f) The Company has taken all necessary actions to maintain and protect the Intellectual Property which it owns. To the Knowledge of the Company, the owners of any Intellectual Property licensed to the Company have taken all necessary actions to maintain and protect the Intellectual Property which is subject to such licenses.

3.10  Environmental, Health, and Safety Matters.
      -----------------------------------------

      (a) Except as set forth on Schedule 3.10(a), (i) the Company and its Subsidiaries have complied with, and are in compliance with, all applicable Environmental, Health, and Safety Requirements, in all material respects, (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are in compliance with, in all material respects, all permits, licenses and other authorizations that are required pursuant to the Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business, (iii) the Company and its Subsidiaries have not received any oral or written notice or other information regarding any actual or alleged material violation of applicable Environmental, Health, and Safety Requirements, or any material liability, potential liability or loss contingency arising under applicable Environmental, Health, and Safety Requirements (including any investigatory, remedial or corrective obligations), (iv) the Company and its Subsidiaries have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Material or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Material) in a manner that has given or would be expected to give rise to any material liability, including (to the extent applicable in any jurisdiction) liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant applicable Environmental, Health, and Safety Requirements, and (v) the Company and its Subsidiaries have not, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any material liability or any investigatory, remedial or corrective obligation of any other Person relating to applicable Environmental, Health, and Safety Requirements.

     (b) There are no environmental investigations, studies, reviews, audits, tests or other analyses of environmental conditions, issues or liabilities conducted by or which are in the possession, custody or control of the Company or its Subsidiaries relating to the operation of the Company's business or any facility owned, leased or operated by the Company, except as listed on Schedule 3.10(b), copies of which have been furnished to Net2Phone.

3.11  Employment Matters.
      ------------------

     (a) Schedule 3.11 sets forth a list of all written contracts between the Company and its Subsidiaries and their respective employees, officers and directors (the "Employment Contracts"), which list further indicates each such employees' current and committed future (if any) compensation, whether in the form of salaries, bonuses, commissions, profit sharing, vacation pay or other supplemental compensation now or hereafter payable, together with complete indication as to (i) any provision of an Employment Contract that differs in any material way from the provisions of the standard employment contract of the Company or the relevant Subsidiary, (ii) any arrangements involving loans or guarantees given by the Company or by a Subsidiary to or for any employee (indicating the amount involved), and (iii) any arrangements involving any indebtedness of the Company or any Subsidiary to any employee other than salaries, bonuses, vacation time, and expenses (indicating the amount involved).

     (b) The Company is subject in France to the SYNTEC Collective Bargaining Agreement. Neither the Company nor any of its Subsidiaries is experiencing, or has experienced, any material labor problems, and the Company does not have Knowledge of any facts which lead it to believe that any material labor problems will develop. The Company or any of its Subsidiaries has no obligation toward any employee for a termination notice period or for a termination indemnity greater than the notice period and indemnity required by applicable law and by the applicable collective bargaining agreement. Except as disclosed in Schedule 3.11, each employee is bound by a covenant not to compete.

     (c) The Company and its Subsidiaries are in compliance in all respects with each of the Employment Contracts, and has either paid or made adequate reserves in the Financial Statements for the payment of all compensation payable under such Employment Contracts, whether in the form of salaries, bonuses, commissions, profit sharing, vacation pay, or other supplemental compensation. All Employment Contracts are in full force and effect and are expected by the Company to be in full force and effect on the Closing Date.

     (d) There are no health or life insurance, pension, retirement, bonus, incentive, profit-sharing, stock option or stock purchase, insurance, severance or other employee benefit plans or arrangements or customary practices, in which any employee of the Company or any Subsidiary participates ("Benefit Plans") except those listed on Schedule 3.11. The Company or its Subsidiary complies with its obligations under applicable law and regulations in connection with the Benefit Plans.

     (e) All liabilities relating to the Benefit Plans, including, without limitation, any retirement Benefit Plans, have been adequately reserved against in the Financial Statements or are otherwise clearly and completely disclosed in the notes to the Financial Statements

      (f) With respect to each Benefit Plan, the Company has provided Net2Phone with true, complete and correct copies of (to the extent applicable) all documents pursuant to which the Benefit Plan is maintained and administered.

3.12  Accounts Receivable. All accounts receivable and factored receivables of
      -------------------
the Company's business, including, without limitation, all accounts receivable that have been assigned by the Company to a bank pursuant to French Law No. 81-1 of January 2, 1981, as amended (Cession Dailly), have arisen from bona fide transactions in the Ordinary Course. The Financial Statements contain adequate reserves for all doubtful accounts and factored receivables.

3.13  Tangible Property.
      -----------------

      (a) The Company and its Subsidiaries own or lease all buildings, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Schedule 3.13 sets forth a true and complete list of all real property owned, leased or used by the Company and its Subsidiaries. Except as set forth in Schedule 3.13, to the Knowledge of the Company (i) the identified owner of such real property (if not the Company or its Subsidiaries) has good and marketable title to the parcel of real property, and has all necessary authority to lease such real property to the Company and/or its Subsidiaries, and (ii) there are no parties (other than the Company or its Subsidiaries) in possession of such parcel of real property which interferes with the use of such property by the Company and its Subsidiaries. Schedule 3.13 also sets forth a list of all of the leased and subleased parcels of real property subject to leases and subleases in favor of the Company and its Subsidiaries which evidence leasehold or subleasehold interests of the Company and its Subsidiaries in such properties and designates those leases which require consent of a lessor or sublessor in connection with the transactions contemplated hereby.

      (b) Except as set forth in Schedule 3.13, the Company has all easements, certificates of occupancy, permits, approvals, franchises, authorizations and other such rights, including but not limited to easements for all utilities (including without limitation all power lines, water lines and sewers) and roadways necessary to conduct the business conducted on such properties.

      (c) All of the Company's and its Subsidiaries' buildings, improvements thereto, machinery, equipment and other tangible personal property are in good condition and repair in all respects, except for ordinary wear and tear not caused by neglect, and are useable by the Company and its Subsidiaries in the operation of its business in the Ordinary Course. The assets and properties of the Company and its Subsidiaries include all the tangible property and assets necessary to the conduct of its business as presently conducted and all tangible property and assets which were used by the Company and its Subsidiaries as reflected on the Latest Balance Sheet, other than assets (which are not material to the Company, either individually or in the aggregate) sold or otherwise disposed of in the Ordinary Course to non-affiliated third parties.

3.14  Broker's Fees. Neither the Company nor any Subsidiary has liability or
      -------------
obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

3.15  Contracts and Obligations. Schedule 3.15 sets forth a list of all
      -------------------------
agreements or commitments of any nature to which the Company or its Subsidiaries is a party or by which it or its properties or assets is bound, including without limitation (a) each agreement which requires future expenditures by the Company or its Subsidiaries in excess of $25,000 in any twelve-month period or which might result in payments to the Company or its Subsidiaries in excess of $25,000 in any twelve-month period, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of the Company or its Subsidiaries, or any Affiliate of such persons, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real property or personal property from, or otherwise requiring payments to, any such person or entity, (d) any agreement relating to intellectual property rights, and (e) any agreement restricting the ability of the Company or its Subsidiaries from freely engaging in any business activity in any location. The Company or its Subsidiaries have delivered to Net2Phone correct and complete copies of each of the foregoing agreements. Neither the Company nor its Subsidiaries are in breach or violation of any of the foregoing agreements (nor will any breach arise with lapse of time, giving of notice, or both) and to the Knowledge of the Company no other party thereto is in breach or violation thereof. All of such agreements and contracts are valid, binding and in full force and effect against the Company or its Subsidiaries and to the Knowledge of the Company against each other party thereto.

3.16  Absence of Improper Payments. The Company and its Subsidiaries have not
      ----------------------------
(a) made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of France, Israel or the United States or any other jurisdiction; (b) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on its books or records for any reason; (c) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) made any contribution, or reimbursed any political gift or contribution made by any other Person, to candidates for public office where such contribution would be in violation of applicable law.

3.17  Insurance. The Company and its Subsidiaries maintain insurance policies,
      ---------
self-insurance programs and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are reasonable for the conduct of the business of the Company. Schedule 3.17 lists all such insurance policies, self-insurance programs and other forms of insurance maintained on the date hereof by or on behalf of the Company and its Subsidiaries.

3.18  Employees. To the Knowledge of the Company, no executive officer, or group
      ---------
of employees, has any plans to terminate employment with the Company or its Subsidiaries. Except as disclosed on Schedule 3.18, neither the Company nor any of its Subsidiaries (i) is a party to or bound by any collective bargaining agreement, or has experienced any strikes, grievances or other collective bargaining disputes; or (ii) has committed any labor practice in violation of applicable law.

3.19  Year 2000 Compliance. Each of the software, computer firmware, computer
      --------------------
hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company and its Subsidiaries, either are Millennium Complaint (as defined below), or the failure by any such item to be Millennium Complaint will not result in a Material Adverse Effect on the Company. Each of the products sold and/or provided by the Company and its Subsidiaries to their customers, whether manufactured by the Company or by a third-party manufacturer, either are Millennium Compliant (as defined below), or the failure by any such product to be Millennium Compliant will not result in a Material Adverse Effect on the Company. For purposes of this Section 3.19, the term "Millennium Compliant" means that such products are designed to be used prior to, during and after the calendar year 2000 A.D., and each product will operate during each such time period without error relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Specifically, the products will correctly perform all data-related operations
(i) without human intervention, (ii) without regard to whether any data involved in the operation occurs in the 20th or 21st century, and (iii) without regard to the date and the time that the calculation is performed.

3.20  Affiliated Transactions. Except as disclosed in Schedule 3.20, no officer,
      -----------------------
director, employee, stockholder or Affiliate of Allia, the Company or its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any, Contract or transaction with the Company or its Subsidiaries or has any interest in any property used by the Company or its Subsidiaries.

3.21  Compliance with Laws. Neither the Company nor any of its Subsidiaries have
      --------------------
violated or failed to comply with any law, rule, statute, judgment, order or decree, of any Governmental Entity applicable to it or its business, operations, employees or properties. The Company and the Subsidiaries hold all permits, licenses, certifications and/or approvals necessary to sell or perform its products and services in the jurisdictions where such products and services are sold or performed.

3.22  No Material Adverse Change. Except as disclosed in Schedule 3.22, since
      --------------------------
December 31, 1999, there has been no material adverse change in the business, prospects, value, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries and no event has occurred which has had or reasonably could be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

3.23  Absence of Certain Developments. Except as disclosed in the Financial
      -------------------------------
Statements and as disclosed in Schedule 3.23, and except for the transactions to occur at the Closing as expressly provided by this Agreement, since December 31, 1999, the Company has been operated only in the Ordinary Course. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.23, since December 31, 1999:

      (a) no party (including the Company) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $25,000 to which the Company or any Subsidiary is a party or by which any of them is bound;

     (b) neither the Company nor any Subsidiary has imposed (or allowed to be imposed) any Security Interest upon any of its assets, tangible or intangible, except for immaterial Security Interests imposed in the Ordinary Course;

     (c) neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $250,000 or that is outside the Ordinary Course;

     (d) neither the Company nor any Subsidiary has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness or capitalized lease obligation either involving more than $100,000 singly or $200,000 in the aggregate;

     (e) neither the Company nor any Subsidiary has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course;

     (f) neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Company Intellectual Property either involving more than $100,000 or outside the Ordinary Course;

     (g) there has been no change made or authorized in the organizational documents of the Company or any Subsidiary;

     (h) neither the Company nor any Subsidiary has issued, sold or otherwise disposed of any of its capital stock, or granted or entered into any option, warrant or other Contract to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (i) neither the Company nor any Subsidiary has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

     (j) neither the Company nor any Subsidiary has entered into a Contract or any other transaction with any of its Affiliates;

     (k) neither the Company nor any Subsidiary has entered into any Employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

     (l) neither the Company nor any Subsidiary has granted any increase in the base compensation of any of its employees or made any other change in employment terms for any of its officers or employees;

     (m) neither the Company nor any Subsidiary has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Benefit Plan (as hereinafter defined);

     (n) to the Knowledge of the Company, there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Company or any Subsidiary; and

      (o) neither the Company nor any Subsidiary has committed to do any of the foregoing.

3.24  Business Plan and Forecasts.  Schedule 3.24 contains the most recent
      ---------------------------
business plan and forecasts of the Company as prepared in the Ordinary Course and not for purposes of the transactions contemplated hereby, which were based on the Company's reasonable assumptions and which the Company believed it had reasonable prospects of achieving, subject only to the receipt of the financing on a timely basis as set forth therein.

                                  SECTION 4.
                                  ----------
       REPRESENTATIONS AND WARRANTIES CONCERNING THE APLIO SHAREHOLDERS

          Each Aplio Shareholder represents and warrants to Net2Phone severally as to itself but not for any other Aplio Shareholder, that the statements contained in this Section 4 are correct and complete as of the date of this Agreement. The representations and warranties which follow are deemed to be repeated on the Closing Date.

4.1   Organization and Power. The Aplio Shareholder has all power and authority
      ----------------------
necessary to enter into and perform its obligations under this Agreement.

4.2   Authorization of Stock Purchase. This Agreement has been duly authorized,
      -------------------------------
executed and delivered by the Aplio Shareholder and constitutes the valid and legally binding obligation of such Aplio Shareholder, enforceable against such Aplio Shareholder in accordance with its terms and conditions.

4.3   Noncontravention.  Neither the execution and delivery of this Agreement
      ----------------
nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which the Aplio Shareholder is subject and with respect to any Aplio Shareholder which is an entity, any provision of its organizational documents or
(ii) conflict with, result in a breach of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, create any Security Interest or Encumbrance or require any notice, under any Contract to which such Aplio Shareholder is a party or by which it is bound or to which any of its shares of Acquired Stock is subject. The Aplio Shareholder is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated hereby.

4.4   The Acquired Stock.  The Aplio Shareholder beneficially owns and has the
      ------------------
sole and unrestricted voting power with respect to the Acquired Stock indicated opposite such Aplio Shareholder's name on Schedule 2.2. The Aplio Shareholder owns such Acquired Stock free and clear of all Encumbrances.

4.5  Securities Law Issues.
     ---------------------

     (a) The Aplio Shareholder has received and had an opportunity to review Net2Phone's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and Net2Phone's Quarterly Report on Form 10-Q for the quarter ended January 31, 2000 and the Aplio Shareholder is aware of and has access to all other filings by Net2Phone with the SEC since January 31, 1999.

     (b) The Aplio Shareholder is familiar with Rule 144 of the Securities Act and understands and agrees that (i) the resale limitations imposed thereby will be applicable to all Affiliates of Net2Phone and (ii) any stock certificate evidencing shares of Net2Phone Common Stock issued to an Aplio Shareholder may (as determined by Net2Phone in its sole discretion) have the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (II) IN CONFORMITY WITH THE VOLUME AND OTHER LIMITATIONS OF RULE 144 OF THE ACT, EVIDENCED BY A LETTER OF REPRESENTATION IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, OR (III) IN A TRANSACTION WHICH, IN THE OPINION OF INDEPENDENT COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION OR AS DESCRIBED IN A "NO ACTION" OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.

4.6  Broker's Fee.  Except as set forth on Schedule 4.6 or Schedule 5.8, the
     ------------
Aplio Shareholder has no liability or obligation for any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and such fees or commissions (if any) shall be paid by the Aplio Shareholders at and as of the Closing.

                                  SECTION 5.
                                  ----------
                   REPRESENTATIONS AND WARRANTIES CONCERNING
                       ALLIA AND THE ALLIA SHAREHOLDERS

          Each Allia Shareholder represents and warrants to Net2Phone jointly and severally with respect to matters concerning Allia and severally (but not jointly) as to itself but not for any other Allia Shareholder with respect to matters concerning such Allia Shareholder, that the statements contained in this
Section 5 are correct and complete as of the date of this Agreement. The representations and warranties which follow are deemed to be repeated on the Closing Date.

5.1  Organization and Power With Respect to the Allia Shareholder. The Allia
     ------------------------------------------------------------
Shareholder has all power and authority necessary to enter into and perform its obligations under this Agreement.

5.2  Organization, Qualification, Power, and Liabilities Concerning Allia.
     --------------------------------------------------------------------
Allia is a corporation or other legal entity duly organized, a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Allia is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where the absence of such qualification would have a Material Adverse Effect on Allia or its Shareholders. Allia has all power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Allia holds marketable title to all shares of capital stock of Aplio as set forth on Schedule 2.2, free and clear of all Encumbrances. Allia has been formed exclusively for the purpose of ownership of such shares and has never engaged in any business or activity other than the ownership of such shares. Allia has no assets other than shares of capital stock of Aplio and has no liabilities. Each Allia Shareholder agrees to forever and (except as provided in this Section 5.2) without limitation indemnify and hold Net2Phone and its affiliates harmless from and against any tax or other liability relating to or arising in connection with any fact, event or circumstance existing at any time at or prior to the Closing related to Allia; provided that the Allia Shareholders shall have no liability (i) for up to $750,000 of withholding or similar taxes arising in connection with the liquidation or dissolution of Allia at any time after the Closing, and (ii) to the extent that any such liability results from a change in law at any time after the Closing.

5.3  Capitalization of Allia. The authorized capital stock of Allia consists of
     -----------------------
400 shares of common stock, stated capital of 100FL par value per share (the "Allia Common Stock). All of the issued and outstanding shares of Allia Common Stock have been duly authorized and validly issued and are fully-paid and non-assessable. Except as set forth on Schedule 5.3, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Allia is authorized or outstanding, (b) Allia has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock, any evidences of indebtedness or assets of Allia, and (c) Allia has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Allia have been offered, issued and sold by Allia in compliance with all applicable laws. Except as set forth on Schedule 5.3, Allia does not have (a) any shares of capital stock issued or reserved for issuance, or (b) any Contract of any character to which Allia or any Affiliate of Allia is a party or subject relating to its capital stock or otherwise representing a right to receive any of its capital stock, nor are there any pending or threatened claims or demands for, a direct or indirect equity interest in Allia, including, without limitation, any option, warrant, right or call or any stock appreciation, phantom stock, profit participation or similar rights. Except for agreements which are to be terminated at the Closing and which are set forth on
Schedule 5.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Allia.

5.4  Authorization of Stock Purchase. This Agreement has been duly authorized,
     -------------------------------
executed and delivered by the Allia Shareholder and constitutes the valid and legally binding obligation of such Allia Shareholder, enforceable against such Allia Shareholder in accordance with its terms and conditions.

5.5  Noncontravention.  Neither the execution and delivery of this Agreement nor
     ----------------
the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which Allia or the Allia Shareholder is subject and with respect to Allia or any Allia Shareholder which is an entity, any provision of its organizational documents or (ii) conflict with, result in a breach of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, create any Security Interest or Encumbrance or require any notice, under any Contract to which Allia or such Allia Shareholder is a party or by which it is bound or to which any of its shares of Acquired Stock is subject. Neither Allia nor any Allia Shareholder is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated hereby.

5.6  The Acquired Stock. The Allia Shareholder beneficially owns and has the
     ------------------
sole and unrestricted voting power with respect to the Acquired Stock indicated opposite such Allia Shareholder's name on Schedule 2.2. The Allia Shareholder owns such Acquired Stock free and clear of all Encumbrances.

5.7  Securities Law Issues.
     ---------------------

     (a) The Allia Shareholder has received and had an opportunity to review Net2Phone's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and Net2Phone's Quarterly Report on Form 10-Q for the quarter ended January 31, 2000 and the Allia Shareholder is aware of and has access to all other filings by Net2Phone with the SEC since January 31, 1999.

     (b) The Allia Shareholder is familiar with Rule 144 of the Securities Act and understands and agrees that (i) the resale limitations imposed thereby will be applicable to all the Affiliates of Net2Phone and (ii) any stock certificate evidencing the Net2Phone Shares issued to an Allia Shareholder may (as determined by Net2Phone in its sole discretion) have the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (II) IN CONFORMITY WITH THE VOLUME AND OTHER LIMITATIONS OF RULE 144 OF THE ACT, EVIDENCED BY A LETTER OF REPRESENTATION IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, OR (III) IN A TRANSACTION WHICH, IN THE OPINION OF INDEPENDENT COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION OR AS DESCRIBED IN A "NO ACTION" OR

          INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.

5.8  Broker's Fee.  Except as set forth on Schedule 5.8, neither Allia nor any
     ------------
Allia Shareholder has any liability or obligation to any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and such fees or commissions (if any) shall be paid by the Allia Shareholders at and as of the Closing

                                  SECTION 6.
                                  ----------
                  REPRESENTATIONS AND WARRANTIES OF NET2PHONE

          Net2Phone represents and warrants to the Aplio Shareholders that the statements contained in this Section 6 are correct and complete as of the date of this Agreement. The representations and warranties which follow are deemed to be repeated on the Closing Date.

6.1  Organization, Qualification, and Corporate Power. Net2Phone is a
     ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Net2Phone is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where the absence of such qualification would have a Material Adverse Effect on Net2Phone. Net2Phone has the corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

6.2  Authorization of Stock Purchase. Net2Phone has full corporate power and
     -------------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Net2Phone, and constitutes the valid and legally binding obligation of Net2Phone, enforceable against Net2Phone in accordance with its terms and conditions.

6.3  SEC Filings.  Net2Phone has made all filings with the SEC that it has been
     -----------
required to make since December 31, 1998 under the Securities Act and the Exchange Act (including any exhibits and amendments thereto). Each such filing complied with the Securities Act and the Securities Exchange Act in all material respects when filed. No such filing, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                  SECTION 7.
                                  ----------
                                  COVENANTS


7.1  General. Each of the Parties will use all commercially reasonable efforts
     -------
to take all action and to do all things necessary, proper, and advisable in order to consummate the transactions contemplated hereby as soon as practicable after the date of this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8). Each party will give any notices for which it is responsible by law or under this or any other Contract

(and will cause each of its Subsidiaries to give any notices) to any Governmental Entity or third parties, and will use all commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use all commercially reasonable efforts to obtain) any governmental or third party consents, necessary to the consummation of the transactions contemplated hereby, including any consents, waivers, amendment or other action.

7.2  The Company's Interim Operation of Business.  Prior to the Closing, except
     -------------------------------------------
as otherwise expressly provided herein, the Aplio Shareholders shall cause the Company to:

     (a) except as contemplated by this Agreement, operate only in the Ordinary Course;

     (b) use all commercially reasonable efforts to keep in full force and effect its corporate existence and all material rights, franchises, Intellectual Property and goodwill relating to its business;

     (c) use commercially reasonable efforts to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and such employees;

     (d) perform in all material respects all of its obligations under all Contracts to which it is a party or by which it or its properties or assets may be bound and not enter into, assume, create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, (i) any Contract for goods, services or office space to which the Company and its Subsidiaries is (or would thereby be) a party or by which the Company and its Subsidiaries or any of their properties are (or would thereby be) bound, excepting only Contracts made in the Ordinary Course under which the aggregate payments by either party over the term of the Contract do not exceed $25,000 in any twelve-month period, (ii) any Contract the benefits of which (to either party) will accrue or be increased, or the vesting of the benefits of which will be accelerated, upon consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional acts or events) or the value of any of the benefits under which will be calculated on the basis of the Purchase Price or any portion or aspect of either (including any so-called retention or similar bonuses),
(iii) any Contract relating to non-competition, or (iv) any Contract that restricts the conduct of any line of business by the Company or any of its Subsidiaries; provided that, without limiting the generality of the foregoing, the Company shall not permit any acceleration of vesting of any options, warrants, or other rights with respect to any of its capital stock and shall not permit the termination or acceleration of any rights under any Contract (including, without limitation, options granted to employees of the Company) other than as required by Contracts existing as of the date hereof and listed on
Schedule 3.15.

     (e) not make any single capital expenditure exceeding $25,000 or any capital expenditures exceeding $100,000 in the aggregate;

     (f)  not enter into any new line of business;

     (g) not enter into, renew or amend any agreement relating to employment, salary continuation, severance, consulting, collective bargaining or otherwise relating to the provision of personal services or payment therefor; not institute, amend or terminate any Benefit Plan; not terminate any group health plan that covers, as of the date of this Agreement, current or former employees of the Company or its Subsidiaries or Affiliates or their beneficiaries; not enter into, renew or amend any agreement that, upon the consummation of the transactions contemplated hereby, will result in any payment (whether of severance pay or otherwise) becoming due from Net2Phone or any of its Subsidiaries or the Company or any of its Subsidiaries, to any officer or employee of the Company or any of its Subsidiaries; not pay any pension or retirement allowance to any Person not required by applicable law or an existing plan or agreement; not increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee except for customary annual (or less frequent) increases in the wages or salaries of non-managerial employees and customary annual (or less frequent) bonuses to non-managerial employees, in each case substantially consistent with past practice and which on an annualized basis do not increase the aggregate personnel costs for all employees by more than three percent (3.0%) over the levels in effect as of December 31, 1999; or not increase any other direct or indirect compensation or employee benefit for or to any of its officers, directors or non-managerial employees;

     (h) prepare and file, on a timely basis, all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it;

     (i) deliver to Net2Phone, within fifteen (15) days of each month end from the date hereof through the Closing Date, the Company's consolidated unaudited balance sheets, income statements and cash flow statements as of and for the immediately preceding month, all consistent with the applicable requirements of
Section 3.5;

     (j) not declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock; except for the increase in capital required in connection with the exercise of the warrants listed in Schedule 3.3;

     (k) except for the increase in capital required in connection with the exercise of the warrants listed in Schedule 3.3. not issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or take any action that would make the representations and warranties set forth in Section 3.3 as applicable not true and correct in all respects;

     (l) not amend its certificate of incorporation or by-laws or other comparable charter or organizational documents;

     (m) not make any investment in or acquire by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiary or solicit or negotiate any Acquisition Proposal with respect to any other Person;

     (n) not change its accounting policies in any material respect, except as required by French GAAP;

     (o) not incur any Indebtedness in excess of $300,000 in the aggregate, or repay any Indebtedness;

     (p) pay their own expenses and the expenses of the Company in connection with the transactions contemplated hereby;

     (q) cause its auditors to audit or re-audit any financial statements prepared with respect to the Company and its Subsidiaries for any period as Net2Phone may reasonably request; and

     (r) not authorize or enter into any agreement or commitment to take any action inconsistent with any of the foregoing.

Further, prior to the Closing, without the prior written consent of Net2Phone or as otherwise expressly provided herein, neither the Company nor its Subsidiaries will enter into any Contract or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty regarding the Company to be untrue in any respect or be required to be disclosed on any Schedule; or take any action that is intended or may reasonably be expected to result in any of the conditions to Closing as set forth in
Section 8 not being satisfied or in a violation of this Agreement, or take or omit to take any action which reasonably could be expected to have a Material Adverse Effect on the Company.

7.3  Access.
     ------

     (a) Prior to the Closing, the Company shall make available to Net2Phone all information regarding the Company that Net2Phone reasonably may request and shall authorize all reasonable visits to the Company's premises to make such investigations of the business, properties, books and records of the Company and its Subsidiaries as Net2Phone reasonably may request. Net2Phone shall coordinate closely all such activities with the Company's President or Chief Financial Officer and conduct any such inquiries with appropriate discretion and sensitivity to the Company's relationships with its employees, customers and suppliers.

     (b) Prior to the Closing, upon reasonable notice and during normal business hours, the Company shall afford Net2Phone and its officers, employees, counsel, accountants and other authorized Representatives, such access as is reasonably necessary to confirm that the representations and warranties of the Company made herein are true and correct. The Company shall promptly furnish to Net2Phone a copy of each application, report, schedule, correspondence and other document (if any) filed by the Company with or received by the Company from any Governmental Entity in connection with the transactions contemplated hereunder.

     (c) Each Party acknowledges that certain of the information made available to it pursuant to this Section 7.3 and otherwise in connection with the transactions contemplated hereby may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of its representatives, that it shall (i) hold in confidence all confidential information received by it from or with regard to the other Party ("Confidential Information") subject to the terms of this Section 7.3, (ii) disclose such Confidential Information only to those of its representatives having a need to know the same for purposes of negotiating or implementing the transactions contemplated hereby, and (iii) inform each representative to whom Confidential Information is disclosed that such information is confidential and direct such representative not to disclose the same. Each Party shall remain responsible for any disclosure of Confidential

Information by any of its representatives. Each Party further agrees that, upon the request of any other Party given following the termination or expiration of this Agreement for any reason, the receiving Party and each of its representatives either shall return to the requesting Party all Confidential Information received by the receiving Party and its representatives or shall certify that the same has been destroyed. As used herein, Confidential Information shall not include (i) information that is or becomes generally available to the public other than as a result of a breach of this Agreement,
(ii) information that the receiving Party demonstrates was known to it on a non-confidential basis prior to receiving such information from the disclosing Party, (iii) information that the receiving Party develops independently without relying on Confidential Information, and (iv) information that becomes available to the receiving Party on a non-confidential basis from another source if the source was not known to or not reasonably believed by the receiving Party to be subject to any prohibition against disclosing such information.

7.4  Notice of Developments.  Prior to the Closing, each Party shall promptly
     ----------------------
advise the other Parties of any change or event which, to its Knowledge, has or could reasonably be expected to have a Material Adverse Effect on it or its ability to perform its obligations under this Agreement or which it believes would or may be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in Section 8; provided, however, that any such disclosure shall not have any effect for the purpose of determining the accuracy of any representation or warranty when made, for determining satisfaction of the conditions set forth in Section 8, or for determining the compliance by the Company or any Party with any other provision of this Agreement.

7.5  Acquisition Proposals.  Prior to the earlier of (i) the Closing or (ii) the
     ---------------------
termination or expiration of this Agreement in accordance with the terms hereof, the Aplio Shareholders shall not, and they shall not authorize or permit the Company or any of its or their respective officers, directors, employees, Affiliates, stockholders or representatives, directly or indirectly, to (i) solicit, initiate or knowingly encourage or induce the making of any Acquisition Proposal, (ii) negotiate with any third party with respect to any Acquisition Proposal, (iii) endorse or recommend the Acquisition Proposal of any Person other than the Net2Phone or any of its Subsidiaries or (iv) enter into any Contract with any third party with the intent to effect any Acquisition Proposal.

7.6  Press Releases and Public Announcements. Other than as required by this
     ---------------------------------------
Agreement, no Party shall issue any press release or make any public announcement (whether prior to or after the Closing) relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that Net2Phone may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case it will use commercially reasonable efforts to advise the other Parties prior to making the disclosure).

7.7  Covenants of each Aplio Shareholder.
     ------------------------------------

     (a) Prior to the Closing, without the prior written consent of Net2Phone or as otherwise expressly provided herein, each Aplio Shareholder will not, and will not permit any of its Affiliates or the Company to, enter into any Contract or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty regarding the Company, Allia or the Aplio Shareholder in Sections 3, 4 or 5 to be untrue in any respect or be required to be disclosed on any Schedule; or take any action that is intended or may reasonably be expected to result in any of the conditions as set forth in Section 7 not being satisfied or in a violation of this Agreement; or take or omit to be taken any action which reasonably could be expected to have a Material Adverse Effect on the Company or Allia.

     (b) So long as this Agreement has not been terminated or expired in accordance with the terms hereof, each Aplio Shareholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of any Security Interest or Encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any shares of capital stock of the Company or Allia, whether such shares are held on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (i) transfers by operation of law (in which case this Agreement shall bind the transferee), and (ii) as Net2Phone may otherwise agree in writing in its sole discretion.

     (c) Each Aplio Shareholder agrees that, so long as this Agreement has not been terminated or expired in accordance with the terms hereof, such Aplio Shareholder shall, and shall instruct each of its representatives and Affiliates to, cease and refrain from any and all activities, discussions, negotiations, providing any information with respect to, or other actions with any Person other than Net2Phone or any of its Subsidiaries or any of their respective representatives with respect to the sale of shares of capital stock of the Company or Allia to Net2Phone as contemplated by this Agreement.

     (d) Each Aplio Shareholder understands that Net2Phone is a reporting company under the Exchange Act and that, in connection therewith, Net2Phone may be required to file with the SEC financial statements of the Company prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended ("S-X Financials"). Accordingly, each Aplio Shareholder will use its reasonable best efforts to furnish promptly to Net2Phone any additional information or documents it may reasonably request which are necessary for the completion of the S-X Financials that are within its possession or control and each Aplio Shareholder agrees (to the extent the same are true and correct) to execute or cause its Affiliates to execute, any customary management representation letters which are required to permit Net2Phone's independent accountants to issue unqualified reports with respect to audited financial statements of Net2Phone relating to periods prior to the Closing that are to be filed pursuant to applicable legal requirements.

7.8  Treatment as Payment of Purchase Price. All payments of the Purchase Price
     --------------------------------------
under Section 2.4 hereof, including without limitation the First Anniversary Management Payment, the Second Anniversary Management Payment, and the Third Anniversary Payments shall be treated and characterized for all purposes (including, without limitation, financial accounting and Tax purposes) solely as consideration for the purchase of shares of capital stock of Aplio or Allia (as the case may be) and not in any respect as payments of compensation relating to the performance of services.

7.9  Stock Options
     -------------

     (a) On the tenth business day following the receipt by Net2Phone of the stockholder approval contemplated by the proxy statement calling for a meeting of the stockholders of Net2Phone on July 6, 2000, Net2Phone shall grant to each of the persons listed on Schedule 7.9 hereto who is then employed by Net2Phone or one of its Subsidiaries options (the "Net2Phone Options") to purchase a number of shares of Net2Phone Common Stock set forth opposite the name of such person on Schedule 7.9 hereto.

     (b) The Net2Phone Options shall (i) have an exercise price equal to the closing price of shares of Net2Phone Common Stock on the day immediately prior to the date of grant (determined in the manner provided in the stock option plan of Net2Phone covering such grant), (ii) be subject to vesting as follows: for
(x) Net2Phone Options granted to Messrs. Tebeka, Constantini and Uzan, one-third of the shares subject to the Net2Phone Options shall be subject to vesting on each of the first, second and third anniversaries of the Closing (notwithstanding the date the Net2Phone Options are actually granted), with 50% of all Net2Phone Options subject to vesting based solely on such persons continued employment by Net2Phone and its Subsidiaries and 50% of all Net2Phone Options subject to vesting based upon Aplio (or a business unit of Net2Phone containing Aplio) obtaining specified performance targets, and (y) for all other Net2Phone Options, one-fourth of the Net2Phone Options will vest on each of the first through fourth anniversaries of Closing, subject to the holder's continued employment by Net2Phone, (iii) be evidenced by a stock option agreement in the form commonly used by Net2Phone for its employee stock options, and (iv) be subject in all respects to the terms and conditions in the stock option plan pursuant to which the Net2Phone Options shall be granted.

     (c) In the event Net2Phone fails for any reason to grant the Net2Phone Options as provided herein prior to the date which is six months after the Closing, the salary payable by Net2Phone to each of its employees entitled to receive Net2Phone Options under this Section 7.9 shall be increased to 150% of the rate at which salary was payable to such employees immediately prior to such time; provided that if Net2Phone Options are later granted to such employees as provided herein, the rate of salary payable to such persons shall be reduced to the rate payable immediately prior to such increase.

     (d) In the event Net2Phone creates a separate entity in the business of developing and marketing Internet telephony appliances, the Net2Phone Options may be exchanged (simultaneously with the closing of the events described in clauses (x) and (y) below) at the option of the holder thereof into options to acquire shares of capital stock of such entity having an aggregate exercise price equal to the aggregate exercise price of the Net2Phone Options, and a per share exercise price equal to (x) the price per share at which such entity issues or sells at least $20 million of its equity securities to one or more independent third parties (other than Net2Phone or its Subsidiaries or Affiliates), or (y) 70% of the price at which such entity sells shares of capital stock in a public offering of securities registered under the Act, and Net2Phone shall provide the holders of Net2Phone Options with not less than 20 days prior written notice of any such transaction. Notwithstanding the foregoing, the aggregate number of Net2Phone Options exchanged cannot result in Tebeka, Constantini and Uzan, as a group, having options in such separate entity, if and when exercisable, that would result in their ownership, as a group, of more than thirty percent (30%) of the fully diluted equity of the new entity, after giving effect to such exchange and the exercise of such options in the new entity. Within ninety (90) days following the Closing, Net2Phone and Messrs. Tebeka, Constantini and Uzan shall engage in good faith negotiations with respect to changes in or additional language with respect to the substance of this Section 7.9. However, in the absence of any agreement on such changes or additions the provisions of this section 7.9 shall remain unamended.

7.10  Further Assurances. The Parties hereto shall execute and deliver such
      ------------------
further documents and instruments of conveyance and transfer and take such additional action as either Party may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all Tax Returns with respect to Aplio, S.A. and Allia B.V.

                                  SECTION 8.
                                  ----------
                             CONDITIONS TO CLOSING

8.1   Joint Conditions to Obligations of Net2Phone and the Aplio Shareholders.
      -----------------------------------------------------------------------
The obligations of Net2Phone and the Aplio Shareholders to consummate the transactions to be performed by them in connection with the Closing are subject to the satisfaction of each of the following conditions:

      (a) All necessary approvals of any Governmental Entity required for the consummation of the transactions contemplated hereby shall have been obtained and shall remain in full force and effect; all statutory or other required waiting periods in respect thereof shall have expired; and no approval of any Governmental Entity shall have imposed any condition or requirement which, in the reasonable judgment of Net2Phone, would so materially adversely affect the economic or business benefits to Net2Phone of the consummation of the transactions contemplated hereby so as to render inadvisable the consummation thereof.

      (b) There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other Governmental Entity wherein an unfavorable judgment, order, decree, ruling, charge or injunction has been issued, or reasonably could be expected to be issued, which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) present a substantial risk of the obtaining of material damages from the Company, Allia or Net2Phone or their respective officers or directors in connection therewith.

8.2   Conditions to Obligations of Net2Phone. The obligations of Net2Phone to
      --------------------------------------
consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

      (a) The representations and warranties set forth in Sections 3, 4 and 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representations and warranties are qualified by materiality which representation and warranties shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

     (b) The Aplio Shareholders shall have performed and complied in all material respects with all of their agreements and covenants hereunder through the Closing;

     (c) The Company and the Aplio Shareholders shall have obtained all of the consents and approvals contemplated by this Agreement, including, without limitation, the approvals and consents contemplated by Section 3.2;

     (d) There shall have been no event or circumstance having a Material Adverse Effect on the Company or Allia;

     (e) Each Aplio Shareholder shall have delivered to Net2Phone a certificate to the effect that its representations and warranties set forth in Sections 4 or 5 (if any) are true and correct in all material respects as of the date of this Agreement and as of the Closing Date and that such Aplio Shareholder has complied with the agreements and covenants contained herein which are applicable to it;

     (f) The Company shall have delivered to Net2Phone a certificate signed by Messrs. Tebeka and Constantini to the effect that each of the conditions specified above in Section 8.1 and Sections 8.2(a), (c), (d), (g), (l), (m) and
(n) is satisfied in all respects, provided that such certificate need not address Sections 4 or 5 of this Agreement;

     (g) The Company and its Subsidiaries shall have not more than $3.5 million of aggregate Indebtedness determined on a consolidated basis;

     (h) Messrs. Tebeka, Constantini and Uzan shall each have entered into and delivered to Net2Phone and the Escrow Agent the Escrow Agreement in the form of Exhibit D hereto (the "Escrow Agreement") and the Escrow Agreement shall be in full force and effect;

     (i) Messrs. Tebeka, Constantini and Uzan shall each have each entered into an Non-Competition and Non-Disclosure Agreement, and such Non-Competition and Non-Disclosure Agreement, shall be in full force and effect;

     (j) The Company shall have delivered to Net2Phone audited, consolidated financial statements of the Company and its Subsidiaries for the fiscal years ending at and as of December 31, 1997, 1998 and 1999, and such financial statements shall be satisfactory in form to Net2Phone in all respects;

     (k) Net2Phone shall have received from counsel to the Company and the Aplio Shareholders legal opinions in the form of Exhibit E hereto dated as of the Closing Date and addressed to, and in form and substance reasonably satisfactory to, Net2Phone;

     (l) All warrants to purchase shares of capital stock of the Company shall have been cancelled;

     (m) A shareholders' meeting of the Company shall have been called for the Closing Date in order to elect new board members designated by Net2Phone; and

     (n) The Company shall have maintained in its bank accounts all cash received as a loan from Anvar (1,436,000 million FFR) on June 16, 2000.

8.3  Conditions to Obligations of the Aplio Shareholders. The obligation of each
     ---------------------------------------------------
Aplio Shareholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) The representations and warranties of Net2Phone set forth in Section 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except as to the extent any such representations and warranties are qualified by materiality which representations and warranties shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

     (b) Net2Phone shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

     (c) Net2Phone shall have delivered to the Company a certificate to the effect that each of the conditions specified in Section 8.1 and 8.3(a) and (b) is satisfied in all respects;

     (d) Net2Phone shall have entered into and delivered to each of Messrs. Tebeka, Constantini, and Uzan the Non-Competition and Non-Disclosure Agreements, and the Non-Competition and Non-Disclosure Agreements shall be in full force and effect;

     (e) Net2Phone shall have entered into and delivered to each of the Aplio Shareholders the Registration Rights Agreement in the form of Exhibit F hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect;

     (f) Net2Phone shall have entered into and delivered to each of Messrs. Tebeka, Constantini and Uzan and the Escrow Agent the Escrow Agreement, and the Escrow Agreement shall be in full force and effect; and

     (g) Net2Phone shall have entered into and delivered to each of Messrs. Tebeka, Constantini and Uzan the letter agreement attached as Exhibit G hereto.

                                  SECTION 9.
                                  ----------
                                INDEMNIFICATION
9.1  Agreements to Indemnify.
     -----------------------

     (a) As used in this Section 9, "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs, attorneys' fees and expenses and arbitration fees and expenses, and including costs of environmental investigations and/or cleanups ordered by any national, state or local governments (or any agencies thereof).

     (b) On the terms and subject to the limitations set forth in this Section 9, (i) each Aplio Shareholder shall indemnify, defend and hold harmless Net2Phone and its Subsidiaries and their representatives from and against any and all Damages incurred in connection with or arising out of or resulting from
(A) any breach of any warranty, or the inaccuracy of any representation made by the Company or such Aplio Shareholder in or pursuant to this Agreement, or (B) any breach of any other covenant or agreement made by the Company or such Aplio Shareholder in or pursuant to this Agreement; provided that no Aplio Shareholder shall be liable for any breach of a representation, warranty or covenant by or relating solely to any other Aplio Shareholder and (ii) Net2Phone will indemnify and hold the Aplio Shareholders harmless from and against any and all Damages incurred in connection with or arising out of or resulting from (A) any breach of any warranty, or the inaccuracy of any representation made by Net2Phone in this Agreement, or (B) any breach of any other covenant or agreement made by Net2Phone in this Agreement.

     (c) The Party seeking indemnification under this Section 9 shall be referred to as the "Indemnified Party" and the Party from whom or which indemnification is sought under this Section 9 shall be referred to as the "Indemnifying Party."

     (d) Any payment made on behalf of the Aplio Shareholders pursuant to the indemnification obligations provided for in this Section 9 shall constitute a reduction in the Purchase Price paid by Net2Phone hereunder. Any payment made by Net2Phone pursuant to the indemnification obligations provided for in this
Section 9 shall constitute an addition to the Purchase Price paid by Net2Phone.

9.2  Limitations on Indemnification.
     ------------------------------

     (a) The Indemnifying Party shall not be liable to the Indemnified Party pursuant to the indemnification provisions of Section 9.1(b)(i)(A) or Section 9.1(b)(ii)(A) unless the Indemnifying Party receives notice from the Indemnified Party of its claim for indemnification hereunder within eighteen (18) months after the Closing Date (the "Termination Date").

     (b) Pursuant to claims for indemnification pursuant to the indemnification provisions of Section 9.1(b)(i)(A) or Section 9.1(b)(ii)(A), the Indemnifying Party (which in the case of the Aplio Shareholders shall include all Aplio Shareholders and not each Aplio Shareholder individually) shall only be liable to an Indemnified Party to the extent the aggregate amount of such claims by the Indemnified Party for indemnification exceeds $250,000 in the aggregate (the "Indemnity Basket"), whereupon the amount of all such claims in excess of the Indemnity Basket shall be recoverable in accordance with the terms hereof.

     (c) If the transaction has occurred, (i) the aggregate liability of the Aplio Shareholders for any and all Damages arising from indemnification claims pursuant to Section 9.1(b)(i)(A) shall not exceed $4.3 million, (ii) the liability of any Aplio Shareholder for any and all Damages arising from indemnification claims pursuant to Section 9.1(b)(i)(A), in the aggregate, shall not exceed the amount of the Indemnity Holdback Amount allocated to such Aplio Shareholder as set forth on Schedule 2.2, and (iii) the aggregate liability of Net2Phone for any and all Damages arising from indemnification claims pursuant to Section 9.1(b)(ii)(A) shall not exceed $4.3 million. The limitation on this
Section 9.2(c) shall not apply to amounts owing to Aplio Shareholders under
Section 11 and 12.3 of this Agreement.

     (d) The indemnification provided for in this Agreement shall be the sole and exclusive remedy of Net2Phone and the Aplio Shareholders for any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach of any warranty, or the inaccuracy of any representation made by any Party in or pursuant to this Agreement, or any breach of any other covenant or agreement made by any Party in or pursuant to this Agreement or otherwise related to or arising out of this transaction, except for claims based on the willful breach of any provision of this Agreement or on actual fraud.

     (e) If any representation or warranty contained in this Agreement is qualified in any respect by "materiality," "Material Adverse Effect" or "Knowledge," such representation or warranty shall be construed and interpreted as if such qualification was not contained therein for purposes of determining whether or not any breach has occurred or the extent of damages arising from such breach.

     (f) Notwithstanding anything in this Agreement to the contrary, none of the limitations contained in this Section 9.2 shall apply with respect to the obligation of Messrs. Tebeka, Constantini, or Uzan to indemnify and hold harmless Net2Phone from and against any Damages (including the payment of any Taxes) arising from or related to Allia or the purchase by Net2Phone of shares of capital stock of Allia, and except to the extent provided in Section 5.2 Messrs. Tebeka, Constantini, or Uzan shall indemnify and hold Net2Phone harmless from and against any Damages (including the payment of any Taxes) arising from or related to Allia or the purchase by Net2Phone of shares of capital stock of Allia without any limitation whatsoever.

9.3  Method of Asserting and Resolving Claims.
     ----------------------------------------

     (a) Any claim for indemnification pursuant to Section 9.1 or claims for liquidated damages pursuant to Section 12.3 shall be made and resolved in accordance with this Section 9.3. A Person seeking indemnification shall, prior to the Termination Date, give written notice of such claim (a "Claim Notice") to the proposed Indemnifying Party. Each Claim Notice shall state the amount of claimed Damages and the basis for such claim. Within thirty (30) days after delivery of a Claim Notice, the proposed Indemnifying Party shall provide a written response (the "Response Notice") to the Person who gave the Claim Notice. If no Response Notice is delivered within such thirty (30) day period, the proposed Indemnifying Party shall be deemed to have waived its right to dispute such claim for indemnification. Net2Phone, on the one hand, and the Aplio Representatives acting together, on the other hand, shall use good faith efforts to resolve any disputed indemnification claim. If the matter is not resolved within thirty (30) days after delivery of the Response Notice, either Party shall have the right, by delivery of written notice to the other (the "Arbitration Notice"), to submit the matter to binding arbitration in Paris, France under the offices and administration of the International Chamber of Commerce ("ICC") under the rules of the ICC then in effect (the "Rules"). The Indemnified Party and the Indemnifying Party shall each designate one arbitrator within fifteen (15) days of the delivery of the Arbitration Notice. The Aplio Representatives and Net2Phone shall cause such designated arbitrators mutually to agree upon and shall designate a third arbitrator; provided, however, that
(i) failing such agreement within forty-five (45) days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the Rules and (ii) if either the Indemnified Party or the Indemnifying Party fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Indemnified Party and the Indemnifying

Party shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator and the ICC. The Indemnified Party and the Indemnifying Party shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty
(60) days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether and to what extent the proposed Indemnified Party is entitled to receive the claimed Damages (or a portion thereof) pursuant to the applicable terms of this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Indemnified Party and the Indemnifying Party in writing and shall constitute a conclusive, final and nonappealable determination of the issue in question, binding upon all parties and their successors and assigns. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

     (b) The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any Proceeding (a "Proceeding") relating to a third party claim for which indemnification pursuant to this
Section 9 may be sought. Within twenty (20) Business Days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party acknowledges in writing to the Indemnified Party that any Damages that may be assessed against the Indemnified Party in connection with such Proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Section 9. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Party (i.e., the Indemnified Party or the Indemnifying Party, as the case may be) advised of the status of such Proceeding and the defense thereof and shall consider in good faith recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such Proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                                  SECTION 10.
                                  -----------
                       TERMINATION AND ITS CONSEQUENCES

10.1 Termination of Agreement.
     ------------------------

     (a) Net2Phone and the Aplio Shareholder Representatives (acting together) may terminate this Agreement by written consent at any time prior to the time of the Closing.

     (b) Net2Phone may terminate this Agreement by giving written notice to the Aplio Shareholders at any time prior to the Closing, if the Closing has not occurred on or before August 31, 2000 (the "Final Date") by reason of the failure of any condition precedent under Section 8.1 or 8.2 hereof, unless the failure of the Closing to occur by such date shall be due to the failure of Net2Phone to perform or observe any of its covenants and agreements set forth herein.

      (c) The Aplio Shareholders may terminate this Agreement by giving written notice to Net2Phone at any time prior to the Closing, if the Closing has not occurred on or before the Final Date by reason of the failure of any condition precedent under Section 8.1 or 8.3 hereof, unless the failure of the Closing to occur by such date shall be due to the failure of the Company or any Aplio Shareholders to perform or observe any of their covenants and agreements set forth herein.

      (d) Either Net2Phone or the Aplio Shareholders may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing if such other Party has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured within ten (10) Business Days of receiving notice thereof from the other Party or which breach, by its nature, cannot be cured prior to the Final Date, provided, however, that a Party may not terminate this Agreement pursuant to this Section 10.1(d) if such Party is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement.

10.2  Effect of Termination.  In the event of termination of this Agreement by
      ---------------------
either Net2Phone or the Aplio Shareholders as provided in Section 10.1, all rights and obligations of the Parties hereunder will terminate without any liability of any Party to any other Party, except (i) Section 10.2 will survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, any termination of this Agreement will not relieve or release any Party from any Damages arising out of its breach of any provision of this Agreement.

                                  SECTION 11.
                                  -----------
                              PUT AND CALL RIGHTS

11.1  Put Notice. Not more than 45 days nor less than 20 days prior to each put
      ----------
Exercise Date, each Aplio Shareholder shall have the right to require Net2Phone to purchase up to the Maximum Put Number of shares of Net2Phone Common Stock held by such Aplio Shareholder at the Applicable Put Price (the "Put") by delivering a written notice to Net2Phone specifying the number of Shares of Net2Phone Common Stock to be purchased (the "Put Notice").

11.2  Put Closing. Upon the delivery of the Put Notice, Net2Phone and the Aplio
      -----------
Representatives shall in good faith promptly determine the Put Price and, subject to the provisions hereof, on the applicable Put Exercise Date Net2Phone shall purchase and each Aplio Shareholder shall sell to Net2Phone the number of shares of Net2Phone Common Stock specified in such Aplio Shareholder's Put Notice (but in no event more than the Maximum Put Number) at a mutually agreeable time and place (the "Put Closing") but in no event later than 10 Business Days after the applicable Put Exercise Date. At the Put Closing, each Aplio Shareholder who has delivered a Put Notice shall deliver to Net2Phone certificates representing the shares of Net2Phone Common Stock to be purchased by Net2Phone free and clear of all Encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and Net2Phone shall deliver to each such Aplio Shareholder an amount in cash equal to the number of shares of Net2Phone Common Stock to be purchased from such Aplio Shareholder multiplied by the Applicable Put Price by cashiers or certified check or wire transfer of immediately available funds to an account designated by each such Aplio Shareholder.

11.3  Call Notice.  the Call Price and not the then Applicable Put Price. Prior
      -----------
to any transfer of shares of Net2Phone Common Stock issued pursuant to this Agreement by any Aplio Shareholder, such Aplio Shareholder shall deliver to Net2Phone the written agreement of the proposed transferee to be bound in all respects to the provisions of this Section 11.3, and any transfer in violation of this provision shall be null and void and without effect.

11.4  Call Closing.  Upon the delivery of the Call Notice, Net2Phone and the
      ------------
Aplio Representatives shall in good faith promptly determine the Call Price and, subject to the provisions hereof, on the date specified in the Call Notice Net2Phone shall purchase and each Aplio Shareholder shall sell to Net2Phone its pro rata portion of the number of shares of Net2Phone Common Stock specified in the Call Notice at a mutually agreeable time and place (the "Call Closing"). At the Call Closing, each Aplio Shareholder shall deliver to Net2Phone certificates representing the shares of Net2Phone Common Stock to be purchased by Net2Phone free and clear of all Encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and Net2Phone shall deliver to each Aplio Shareholder an amount in cash equal to the number of shares of Net2Phone Common Stock to be purchased from such Aplio Shareholder multiplied by the Call Price by cashiers or certified check or wire transfer of immediately available funds to an account designated by each such Aplio Shareholder.

11.5  Transfers in a Public Sale.  rior to any transfer of shares of Net2Phone
      --------------------------
Common Stock issued under this Agreement the relevant Aplio Shareholder shall deliver a written notice to Net2Phone of his/its intention to transfer shares of Net2Phone Common Stock in a Public Sale (a "Public Sale Notice"). Not later than 5 days after receipt of a Public Sale Notice, Net2Phone may exercise its Call solely with respect to the shares specified therein (and not for any other shares). If Net2Phone exercises its Call, Net2Phone shall purchase, and such Aplio Shareholder shall sell such shares to Net2Phone not later than 15 days after receipt of such Public Sale Notice by Net2Phone and otherwise in the manner provided in the last sentence of Section 11.4. In the event Net2Phone does not exercise its Call with respect to any shares specified in a Public Sale Notice pursuant to this Section 11.5, the Aplio Shareholder may transfer the shares specified in a Public Sale Notice in a Public Sale at any time during the 15-day period following delivery of such Public Sale Notice.

11.6  Definitions. The following definitions shall apply for the purpose of this
      -----------
Section 11:


          "Applicable Put Price" as of any Put Exercise Date means the greater of (i) the per share Market Value of Net2Phone Common Stock as of the Closing or
(ii) the per share Market Value of Net2Phone Common Stock as of such Put Exercise Date.

          "Call Percentage" as of any date means (x) 100% plus (y) the sum of
                                                          ----
(i) 1% multiplied by the actual number of complete calendar months between the Closing and such date for each month ending on or prior to March 31, 2001, plus
                                                                           ----
(ii) 1.5% multiplied by the actual number of complete calendar months (if any) between April 1, 2001 and such date.

          "Call Price" as of any date means (x) the Call Percentage multiplied
                                                                    ----------
by (y) the Market Value of one share of Net2Phone Common Stock as of the
--
Closing.

          "Maximum Call Number" means, as of any date for each Aplio Shareholder, (x) the number of shares of Net2Phone Common Stock issued to such Aplio Shareholder under this Agreement (other than shares of Net2Phone Common Stock issued to Aplio Management Shareholders pursuant to the First Anniversary Management Payment and the Second Anniversary Management Payment), minus (y) the
                                                                   -----
aggregate number of such shares of Net2Phone Common Stock purchased by Net2Phone (whether pursuant to the Call or the Put) at any time prior to such date, minus
                                                                          -----
(z) any such shares transferred by such Aplio Shareholder from such Aplio Shareholder in a Public Sale without any violation of the provisions of Section 11.5.

          "Maximum Put Number" means:

     (a)  for each Aplio Management Shareholder:

          (i) on the March 31, 2001 Put Exercise Date, a number of shares of Net2Phone Common Stock having an aggregate Applicable Put Price equal to
     (1) 30% of the Closing Date Portion of the Purchase Price paid to such Aplio Management Shareholder (valued at the Market Value of shares of Net2Phone Common Stock as of the Closing), plus (2) the value of such Aplio Management Shareholder's First Anniversary Management and Second Anniversary Management Payment, minus (3) such Aplio Management Shareholder's Put Value Reduction Amount as of such Put Exercise Date plus;
                                                                           ----
     (4) such Aplio Management Shareholder's share of the Indemnity Holdback and the Adjustment Holdback Amount; and


          (ii) on the January 31, 2002 Put Exercise Date, a number of shares of Net2Phone Common Stock having an aggregate Applicable Put Price equal to
     (1) the Closing Date Portion of the Purchase Price paid to such Aplio Management Shareholder (valued at the Market Value of shares of Net2Phone Common Stock as of the Closing), minus (2) such Aplio Management
                                      -----
     Shareholder's Put Value Reduction Amount as of such Put Exercise Date plus;
                                                                           ----
     (3) such Aplio Management Shareholder's share of the Indemnity Holdback and the Adjustment Holdback Amount;.

     (b)  for each Aplio Financial Shareholder:

          (i) on the December 15, 2000 Put Exercise Date (which is applicable to Galileo only), the product of (x) a number of shares of Net2Phone
     Common Stock having an aggregate Applicable Put Price equal to (1) 30% of Date Portion of the Purchase Price paid to such Aplio Financial Shareholder (valued at the Market Value of shares of Net2Phone Common Stock as of the Closing), minus (2) such Aplio Financial Shareholder's Put Value Reduction
               -----
     Amount as of such Put Exercise Date plus; (3) such Aplio Financial
                                         ----
     Shareholder's share of the Indemnity Holdback and the Adjustment Holdback Amount; multiplied by (y) 96.5%.
             ---------- --

          (ii) on the March 31, 2001 (which is not applicable to Galileo) Put Exercise Date, a number of shares of Net2Phone Common Stock having an aggregate Applicable Put Price equal to (1) 30% of the Closing Date Portion of the Purchase Price paid to such Aplio Financial Shareholder (valued at the Market Value of shares of Net2Phone

     Common Stock as of the Closing), minus (2) such Aplio Financial
                                      -----
     Shareholder's Put Value Reduction Amount as of such Put Exercise Date plus;
                                                                           ----
     (3) such Aplio Management Shareholder's share of the Indemnity Holdback and the Adjustment Holdback Amount; and

          (iii) on the January 31, 2002 Put Exercise Date, a number of shares of Net2Phone Common Stock having an aggregate Applicable Put Price equal to
     (1) the Closing Date Portion of the Purchase Price paid to such Aplio Financial Shareholder (valued at the Market Value of shares of Net2Phone Common Stock as of the Closing), minus (2) such Aplio Financial
                                      -----
     Shareholder's Put Value Reduction Amount as of such Put Exercise Date plus;
                                                                           ----
     (3) such Aplio Management Shareholder's share of the Indemnity Holdback and the Adjustment Holdback Amount;.


          "Public Sale" means any sale of shares of Net2Phone Common Stock through the public markets pursuant to an offering registered under the Securities Act or through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or otherwise.

          "Put Exercise Date" means (i) March 31, 2001 and (ii) January 31, 2002; provided that for Galileo only, the March 31, 2001 Put Exercise Date shall be December 15, 2000.

          "Put Value Reduction Amount" means, for any Aplio Shareholder on any date, the sum (without duplication) of:

          (1) the aggregate amount of consideration received by such Aplio Shareholder for all shares of Net2Phone Common Stock sold or transferred in any manner to any other Person (including Net2Phone pursuant to a Call) prior to the applicable Put Exercise Date (provided that if such transfer is at a price which is less than the Market Value of shares of Net2Phone Common Stock as of the Closing, such shares shall be deemed to have been transferred at the Market Value of shares of Net2Phone Common Stock as of the Closing); plus
                                                              ----

          (2) the number of shares of Net2Phone Common Stock which (a) have been registered for sale pursuant to the Securities Act, or (b) may be sold or transferred in a Public Sale without registration under the Securities Act within 30 days after the applicable Put Exercise Date, in each case valued at the greater of (x) the Market Value of shares of Net2Phone Common Stock as of the Closing, (y) the Market Value of shares of Net2Phone Common Stock as of the applicable Put Exercise Date, or (z) the Market Value of shares of Net2Phone Common Stock as of the date on which such shares were registered for sale under the Securities Act; plus
                    ----

          (3) the aggregate amount paid to such Aplio Shareholder pursuant to this Section 11 at all times prior to the applicable Put Exercise Date.

                                  SECTION 12.
                                  -----------
                                 MISCELLANEOUS


12.1  Aplio Shareholder Representatives.
      ---------------------------------

      (a) In order to efficiently administer the waiver of any condition or right of, the persons designated on the signature pages hereto as "Aplio Shareholders" and the settlement of any dispute arising under this Agreement with respect to the Aplio Shareholders, the Aplio Management Shareholders hereby designate Mr. Eric Constantini as the "Aplio Management Representative" and the Aplio Financial Shareholders hereby designate Mr. Dominique Rencurel as the "Aplio Financial Representative." The Aplio Management Representative and the Aplio Financial Representative are collectively the "Aplio Representatives."

      (b) The Aplio Shareholders hereby authorize the Aplio Representatives, acting together, to (i) take all action necessary in connection with the amendment of any provision hereto, the waiver of any condition to the obligations of the Aplio Shareholders under this Agreement, the waiver of any right of the Aplio Shareholders hereunder, or the settlement of any dispute arising hereunder, (ii) give and receive all notices required to be given under this Agreement and (iii) take any and all additional action as is contemplated to be taken by or on behalf of the Aplio Shareholders by the terms of this Agreement.

      (c) In the event that the Aplio Management Representative or Aplio Financial Representative becomes legally incapacitated or resigns from such position, a majority in interest of the Aplio Management Shareholders or Aplio Financial Shareholders (as the case may be) shall choose a Person or Persons to fill such vacancy and such Person shall be deemed to be the Aplio Management Representative or Aplio Financial Representative (as the case may be) for all purposes of this Agreement; provided, however, no change in the Aplio Management Representative or Aplio Financial Representative (as the case may be) shall be effective until the Company is given notice of it by a majority in interest of the Aplio Management Shareholders or Aplio Financial Shareholders (as the case may be).

      (d) All decisions and actions by the Aplio Representatives shall be binding upon all of the Aplio Shareholders, and no Aplio Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

      (e) By their execution of this Agreement, each Aplio Shareholder agrees that:

           (i) the Aplio Shareholders shall be able to rely conclusively on the instructions and decisions of the Aplio Representatives acting together as to any actions required or permitted to be taken by the Aplio Representatives hereunder, and no Party hereunder shall have any cause of action against the Aplio Shareholders for any action taken by the Aplio Shareholders in reliance upon the instructions or decisions of the Aplio Representatives acting together;

           (ii) all actions, decisions and instructions of the Aplio Representatives acting together shall be conclusive and binding upon all of the Aplio Shareholders and no Aplio Shareholders shall have any cause of action against the Aplio Representatives for any action taken, decision made or instruction given by the Aplio Representatives acting together under this Agreement, except for fraud or willful breach of this Agreement by any Aplio Representative;

           (iii) remedies available at law for any breach of the provisions of this Section 12.1 are inadequate; therefore, Net2Phone, the Company and the Aplio Shareholders shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Net2Phone, the Company or the Aplio Shareholders bring an action to enforce the provisions of this Section 12.1; and

           (iv) the provisions of this Section 12.1 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Aplio Shareholders to the Aplio Representatives and shall be binding upon the executors, heirs, legal representatives and successors of each Aplio Shareholder.

      (f) All fees and expenses incurred by the Aplio Management Representative shall be paid by the Aplio Management Shareholders, and all fees and expenses incurred by the Aplio Financial Representative shall be paid by the Aplio Financial Shareholders.

12.2  Representations and Survival.  The Parties make no other representations
      ----------------------------
or warranties to each other except as expressly set forth in this Agreement. Except as expressly provided in Section 9, none of the representations or warranties of Net2Phone will survive the Closing.

12.3  Liquidated Damages.  In the event of a termination by Net2Phone for Cause
      ------------------
of the employment of any of Messrs. Tebeka, Constantini, or Uzan prior to the third anniversary of the Closing, the terminated employee may dispute the existence of Cause solely by arbitration proceedings in the manner described in
Section 9.3(a) begun not later than thirty (30) days after such termination. If the arbitration panel delivers a final and non-appealable decision that Cause for termination did not exist, Net2Phone shall pay, upon delivery by the terminated employee to Net2Phone of a written release and waiver of all claims relating to such persons employment by Net2Phone and its Subsidiaries (other than any claim for unpaid salary or benefit earned prior to the date of termination of employment), an amount, as liquidated damages, equal to $1.0 million less any amounts paid by Net2Phone or its Subsidiaries specifically in connection with such termination, whether in the form of termination indemnities, damages or otherwise. In addition, if the arbitration panel determines that the termination of such employee for Cause was not made by Net2Phone in good faith, Net2Phone shall also pay, as additional liquidated damages, all reasonable attorneys' fees and expenses incurred by such terminated employee in connection with such arbitration proceeding.

12.4  No Third Party Beneficiaries. This Agreement shall not confer any rights
      ----------------------------
or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except as expressly provided in Section 9 with respect to the Aplio Shareholders' (as represented by the Aplio Representatives) obligation to indemnify Net2Phone.

12.5  Entire Agreement. This Agreement (including the Schedules) and other
      ----------------
documents referenced herein as Exhibits hereto constitute the entire agreement between the Parties and supersedes any prior understanding, agreement, or representation by or between the Parties, written or oral, to the extent they relate in any way to the subject matter, including without limitation those certain confidentiality agreements and letter agreements entered into prior to the date of this Agreement.

12.6  Succession and Assignment.  This Agreement shall be binding upon and
      -------------------------
benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

12.7  Counterparts and Delivery.  This Agreement may be executed in one or more
      -------------------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The delivery of a signature page of this Agreement by one Party to the each of the other Parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting Party.

12.8  Notices. All notices, requests, demands, claims, and other communications
      -------
hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given three Business Days after it is sent by FedEx or similar overnight courier service, and addressed to the intended recipient as set forth below:


-----------------------------------------------------------------------------------------
             If to Net2Phone:                              Copy to

                                                (which shall not constitute notice):

Net2Phone, Inc.                                 Kirkland & Ellis
171 Main Street                                 Citigroup Building
Hackensack, NJ  07601                           153 East 53rd Street
Fax: (201) 907-5351                             New York, NY 10030
                                                Fax: (212) 446-4900
Attention:  Jonathan Rand
            Glenn J. Williams, Esq.             Attention:  Daniel J. Eisner, Esq.
-----------------------------------------------------------------------------------------

If to the Aplio Management Representative:                 Copy to

                                                (which shall not constitute notice):
Aplio Management.                               Morrison Cohen Singer & Weinstein, LLP
                                                750 Lexington Avenue
Attention: Eric Constantini                     New York, NY 10022
65 Avenue Niel                                  Fax: (212) 735-8708
75017 Paris
FRANCE                                          Attention: Jay W. Seeman, Esq.

Fax: (    )

Attention: Eric Constantini
-----------------------------------------------------------------------------------------
If to the Aplio Financial Representative:                  Copy to

                                                (which shall not constitute notice):
BNP Private Equity S.A.                         Serra Michaud & Associes
-----------------------------------------------------------------------------------------

12, rue Chauchat                                2, Rue de la Baume
75009 Paris, France                             75008 Paris, France
Fax : 011 44 01 40 14 98 82                     Fax:  011 44 01 42 89 57 90

Attention: Dominique Rencurel                   Attention: Me. David Chijner
--------------------------------------------------------------------------------

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice of the change in the manner herein set forth.

12.9  Governing Law. This Agreement shall be governed by and construed in
      -------------
accordance  with the laws of the State of New York.

12.10 Amendments and Waivers. The Parties may mutually amend any provision of
      ----------------------
this Agreement at any time prior to the Closing with due and proper prior authorization. No amendment or other modification of any provision of this Agreement and no waiver of any provision hereof or any right or benefit hereunder shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.11 Construction. The Parties have participated jointly in the negotiation
      ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The terms "herein," "hereunder," and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used. The phrase "to the Knowledge" of a Party (and phrases of similar import) shall mean to the actual knowledge, after reasonable inquiry, of the executive officers of the Party (or in the case of the Company, of Henri Tebeka, Eric Constantini and Patrick Uzan. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.12  Schedules.  Nothing in any Schedule attached hereto shall be adequate to
       ---------
disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such other applicable Schedule or a specific cross-reference to a disclosure on another Schedule is made.

12.13  Time is of Essence; Computation of Time. Time is of the essence for each
       ---------------------------------------
and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York or Paris, France are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

12.14  Specific Performance. Each of the Parties acknowledges that the rights
       --------------------
created hereby are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved party may have no adequate remedy at law. Accordingly, subject to the provisions of Section 9.3(a), each of the Parties agrees that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the other party hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              NET2PHONE, INC.


                              By:  /S/  Jonathan Rand
                                   ------------------
                                   Name: Jonathan Rand
                                   Title: Executive V.P. and Treasurer

                              SOCIETE BEARNAISE DE PARTICIPATIONS S.A.


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              CODEXI S.A.


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              ASIA TECHNOLOGY 1 LIMITED

                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              ASIA TECHNOLOGY 2 LIMITED

                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)

                              CENTURY FORCE LIMITED


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              SHIN FANG


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              CDC INNOVATECH 1 FCPI
                              By: CDC Equity Capital S.A.,
                                  its Societe de Gestion


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)



                              FCPR CDC INNOVATION 1996
                              By: CDC-Innovation Partners S.A.,
                                  Its Societe de Gestion


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)


                              GALILEO SCR
                              By: Galileo Partners S.A.,


                              By:  /s/ Dominique Rencurel
                                   ----------------------
                                   Name: Dominique Rencurel
                                   (duly authorized signatory)

                                    /s/ Henri Tebeka
                                    ----------------
                                    Henri Tebeka



                                    /s/ Eric Constantini
                                    ---------------------
                                    Eric Constantini


                                    /s/ Patrice Uzan
                                    -----------------
                                    Patrice Uzan



                              PHILIPPE LUMBROSO

                              By:   /s/ Henri Tebeka
                                    ----------------
                                    Henri Tebeka
                                    (as his attorney-in-fact)


                              VADIM LEBEDEV

                              By:   /s/ Henri Tebeka
                                    ----------------
                                    Henri Tebeka
                                    (as his attorney-in-fact)


                              PHILIPPE BAROUK

                              By:   /s/ Henri Tebeka
                                    ----------------
                                    Henri Tebeka
                                    (as his attorney-in-fact)